                                                                EXHIBIT 99.1

                                                                EXECUTION COPY


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

                                    Depositor

                     FIRST NATIONWIDE MORTGAGE CORPORATION,

                               Seller and Servicer

                                       and

                         BANK ONE, NATIONAL ASSOCIATION,

                                     Trustee

--------------------------------------------------------------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 2001

--------------------------------------------------------------------------------



                             FNT TRUST SERIES 2001-5

              FNT MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-5

                                TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----

                                                  ARTICLE I
                                                 DEFINITIONS

                                                 ARTICLE II
                        CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

SECTION 2.01.     Conveyance of Mortgage Loans...............................................................28
SECTION 2.02.     Acceptance by the Trustee..................................................................31
SECTION 2.03.     Representations and Warranties of the Seller and the Servicer..............................32
SECTION 2.04.     Representations and Warranties of the Depositor as to the Mortgage Loans...................34
SECTION 2.05.     Delivery of Opinion of Counsel in Connection with Substitutions............................34
SECTION 2.06.     Execution and Delivery of Certificates.....................................................35
SECTION 2.07.     REMIC Matters..............................................................................35
SECTION 2.08.     Covenants of the Servicer..................................................................35

                                                 ARTICLE III
                               ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

SECTION 3.01.     Servicer to Service Mortgage Loans.........................................................35
SECTION 3.02.     Subservicing; Enforcement of the Obligations of Subservicers...............................36
SECTION 3.03.     [Reserved].................................................................................38
SECTION 3.04.     Trustee to Act as Servicer.................................................................38
SECTION 3.05.     Collection of Mortgage Loans; Collection Account; Certificate Account......................38
SECTION 3.06.     Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from
                  Escrow Accounts; Payments of Taxes, Insurance and Other Charges............................42
SECTION 3.07.     Access to Certain Documentation and Information Regarding the Mortgage Loans;
                  Inspections................................................................................43
SECTION 3.08.     Permitted Withdrawals from the Collection Account and the Certificate Account..............44
SECTION 3.09.     Maintenance of Hazard Insurance; Mortgage Impairment Insurance and Primary
                  Insurance Policy; Claims; Restoration of Mortgaged Property................................45
SECTION 3.10.     Enforcement of Due-on-Sale Clauses; Assumption Agreements..................................48
SECTION 3.11.     Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans............49
SECTION 3.12.     Trustee to Cooperate; Release of Mortgage Files............................................53
SECTION 3.13.     Documents, Records and Funds in Possession of the Servicer to be Held for the
                  Trustee....................................................................................54
SECTION 3.14.     Servicing Fee..............................................................................54
SECTION 3.15.     Access to Certain Documentation............................................................54

SECTION 3.16.     Annual Statement as to Compliance..........................................................55
SECTION 3.17.     Annual Independent Public Accountants' Servicing Statement; Financial Statements...........55
SECTION 3.18.     Maintenance of Fidelity Bond and Errors and Omissions Insurance............................56
SECTION 3.19.     Excess Servicing Fees and Prepayment Penalties.............................................56

                                                 ARTICLE IV
                                         DISTRIBUTIONS AND ADVANCES

SECTION 4.01.     Advances by the Servicer...................................................................57
SECTION 4.02.     Priorities of Distribution.................................................................58
SECTION 4.03.     [Reserved].................................................................................60
SECTION 4.04.     [Reserved].................................................................................60
SECTION 4.05.     Allocation of Realized Losses..............................................................60
SECTION 4.06.     Monthly Statements to Certificateholders...................................................61

                                                  ARTICLE V
                                              THE CERTIFICATES

SECTION 5.01.     The Certificates...........................................................................65
SECTION 5.02.     Certificate Register; Registration of Transfer and Exchange of Certificates................65
SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates..........................................70
SECTION 5.04.     Persons Deemed Owners......................................................................70
SECTION 5.05.     Access to List of Certificateholders' Names and Addresses..................................70
SECTION 5.06.     Maintenance of Office or Agency............................................................70

                                                 ARTICLE VI
                                 THE DEPOSITOR, THE SELLER AND THE SERVICER

SECTION 6.01.     Respective Liabilities of the Depositor, the Seller and the Servicer.......................71
SECTION 6.02.     Merger or Consolidation of the Depositor, the Seller and the Servicer......................71
SECTION 6.03.     Limitation on Liability of the Depositor, the Seller, the Servicer and Others..............71
SECTION 6.04.     Limitation on Resignation of the Servicer..................................................72
SECTION 6.05.     Seller and Servicer May Own Certificates...................................................72

                                                 ARTICLE VII
                                                   DEFAULT

SECTION 7.01.     Events of Default..........................................................................73
SECTION 7.02.     Trustee to Act; Appointment of Successor...................................................74
SECTION 7.03.     Notification to Certificateholders.........................................................75

                                                ARTICLE VIII
                                           CONCERNING THE TRUSTEE

SECTION 8.01.     Duties of the Trustee......................................................................76


SECTION 8.02.     Certain Matters Affecting the Trustee......................................................77
SECTION 8.03.     Trustee Not Liable for Certificates or Mortgage Loans......................................78
SECTION 8.04.     Trustee May Own Certificates...............................................................78
SECTION 8.05.     Trustee's Fees and Expenses................................................................78
SECTION 8.06.     Eligibility Requirements for the Trustee...................................................79
SECTION 8.07.     Resignation and Removal of the Trustee.....................................................79
SECTION 8.08.     Successor Trustee..........................................................................80
SECTION 8.09.     Merger or Consolidation of the Trustee.....................................................80
SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee..............................................81
SECTION 8.11.     Tax Matters................................................................................82
SECTION 8.12.     Periodic Filings...........................................................................84

                                                 ARTICLE IX
                                                 TERMINATION

SECTION 9.01.     Termination upon Liquidation or Purchase of the Mortgage Loans.............................85
SECTION 9.02.     Procedure Upon Optional Termination........................................................85
SECTION 9.03.     Additional Termination Requirements........................................................87

                                                  ARTICLE X
                                          MISCELLANEOUS PROVISIONS

SECTION 10.01.    Amendment..................................................................................87
SECTION 10.02.    Recordation of Agreement; Counterparts.....................................................89
SECTION 10.03.    Governing Law..............................................................................89
SECTION 10.04.    Intention of Parties.......................................................................89
SECTION 10.05.    Notices....................................................................................90
SECTION 10.06.    Severability of Provisions.................................................................91
SECTION 10.07.    Assignment.................................................................................91
SECTION 10.08.    Limitation on Rights of Certificateholders.................................................91
SECTION 10.09.    Certificates Nonassessable and Fully Paid..................................................92
SECTION 10.10.    Protection of Assets.......................................................................92

                                                  EXHIBITS

EXHIBIT A.        Form of Senior Certificates...............................................................A-1
EXHIBIT B.        Form of Subordinate Certificate...........................................................B-1
EXHIBIT C.        Form of Residual Certificate..............................................................C-1
EXHIBIT D.        Form of Notional Amount Certificate.......................................................D-1
EXHIBIT E.        Form of Principal Only Certificate........................................................E-1
EXHIBIT F.        Form of Reverse of Certificates...........................................................F-1
EXHIBIT G.        Form of Initial Certification of Trustee..................................................G-1
EXHIBIT H.        Form of Final Certification of Trustee....................................................H-1
EXHIBIT I.        Form of Transfer Affidavit................................................................I-1
EXHIBIT J.        Form of Transferor Certificate............................................................J-1
EXHIBIT K.        Form of Investment Letter (Non-Rule 144A).................................................K-1
EXHIBIT L.        Form of Rule 144A Letter..................................................................L-1

EXHIBIT M.        Request for Release.......................................................................M-1
EXHIBIT N         [Reserved]
EXHIBIT O-1.      Form of Collection Account Certification................................................O-1-1
EXHIBIT O-2.      Form of Collection Account Letter Agreement.............................................O-2-1
EXHIBIT P-1.      Form of Escrow Account Certification....................................................P-1-1
EXHIBIT P-2.      Form of Escrow Account Letter Agreement.................................................P-2-1
EXHIBIT Q.        Form of Monthly Remittance Advice.........................................................Q-1
EXHIBIT R.        Form of Letter from Residential Mortgage Corporation......................................R-1

SCHEDULE I        Mortgage Loan Schedule....................................................................I-1

SCHEDULE II       Representations and Warranties - First Nationwide........................................II-1

SCHEDULE III      Representations and Warranties for Mortgage Loans
                  -First Nationwide.......................................................................III-1

     THIS POOLING AND SERVICING AGREEMENT, dated as of September 1, 2001, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the "Depositor"), FIRST NATIONWIDE MORTGAGE CORPORATION, a Delaware corporation, as seller (in such capacity, the "Seller") and servicer (in such capacity, the "Servicer"), and BANK ONE, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as trustee (the "Trustee").

                                 WITNESSETH THAT

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

     The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of a single REMIC. The REMIC will consist of all of the assets held by the Trust Fund and will be evidenced by the Regular Certificates (which will represent the "regular interests" in the REMIC) and the Class AR Certificates as the single "residual interest" in the REMIC. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

     The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):

====================================================================================================================
                                                                                                     Integral
                                   Class                                                            Multiples
                                Certificate            Pass-Through            Minimum              in Excess
                                  Balance                  Rate              Denomination           of Minimum
--------------------------------------------------------------------------------------------------------------------
Class A-1                   $95,973,750.00                 6.75%                $25,000                    $1
--------------------------------------------------------------------------------------------------------------------
Class P                         $19,363.00                  (1)                 $19,363                   N/A
--------------------------------------------------------------------------------------------------------------------
Class X                            (2)                     6.75%                $25,000                    $1
--------------------------------------------------------------------------------------------------------------------
Class A-R                          $100.00                 6.75%                   $100                   N/A
--------------------------------------------------------------------------------------------------------------------
Class B-1                    $1,790,193.00                 6.75%                $25,000                    $1
--------------------------------------------------------------------------------------------------------------------
Class B-2                      $696,183.00                 6.75%                $25,000                    $1
--------------------------------------------------------------------------------------------------------------------
Class B-3                      $397,819.00                 6.75%                $25,000                    $1
--------------------------------------------------------------------------------------------------------------------
Class B-4                      $248,636.00                 6.75%                $25,000                    $1
--------------------------------------------------------------------------------------------------------------------
Class B-5                      $149,182.00                 6.75%                $25,000                    $1
--------------------------------------------------------------------------------------------------------------------
Class B-6                      $198,911.61                 6.75%                $25,000                    $1
--------------------------------------------------------------------------------------------------------------------


(1) The Class P Certificates will be Principal Only Certificates and will not bear interest.

(2) The Class X Certificates will be Notional Amount Certificates, will have no principal balance and will bear interest on their Notional Amount. The initial Class X Notional Amount will be approximately $87,382.

(3) The Pass-Through Rate of the Class X Certificates shall be 6.75%, subject to the provisions of Section 4.06(h) of this Agreement.

         Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates.............    All Classes of Certificates other than
                                        the Physical Certificates.

Class B Certificates................    Class B-1, Class B-2, Class B-3, Class
                                        B-4, Class B-5 and Class B-6
                                        Certificates.

ERISA-Restricted Certificates.......    The Residual Certificates, the Private
                                        Certificates and any Certificates that
                                        do not satisfy the applicable ratings
                                        requirements under the Underwriter's
                                        Exemption.

Notional Amount Certificates........    Class X Certificates.

Offered Certificates................    All Classes of Certificates other than
                                        the Private Certificates.

Principal Only Certificates.........    Class P Certificates.

Private Certificates................    Class B-4, Class B-5 and Class B-6
                                        Certificates.

Physical Certificates...............    Class A-R and Private Certificates.

Rating Agencies.....................    Moody's and S&P.

Regular Certificates................    All Classes of Certificates other than
                                        the Class A-R Certificates.

Residual Certificates...............    Class A-R Certificates.

Senior Certificates.................    Class A-1 Certificates, Class X
                                        Certificates, Class P Certificates and
                                        Class A-R Certificates.

Subordinate Certificates............    Class B Certificates.

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

     Advance: The Scheduled Payment required to be made with respect to any Distribution Date by the Servicer pursuant to Section 4.01.

     Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

     Ancillary Income: All income derived from the Mortgage Loans, other than Servicing Fees, including but not limited to, late charges, prepayment fees, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges, but excluding all Prepayment Penalties and Excess Servicing Fees.

     Appraised Value: The amount set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

     Assignment and Assumption Agreement: That certain assignment and assumption agreement dated as of September 1, 2001, by and between DLJ Mortgage Capital, Inc., as assignor and the Depositor, as assignee, relating to the Mortgage Loans.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage.

     Available Funds: With respect to any Distribution Date and the Mortgage Loans, the sum of (i) all Scheduled Payments (net of the related Expense Fees) due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all Liquidation Proceeds received during the month preceding the month of such Distribution Date; (iii) all Curtailments and Payoffs received during the Prepayment Period applicable to such Distribution Date (excluding Prepayment Penalties); (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Repurchase Price (reduced, in the case of clauses (i) through (iv), by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed pursuant to this Agreement) and (v) Compensating Interest for such Distribution Date.

     Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

     Bankruptcy Coverage Termination Date: The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Servicer has notified the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by a Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

     Bankruptcy Loss Coverage Amount: As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading of the then current ratings assigned to the Classes of Certificates rated by it.

     Book-Entry Certificates: As specified in the Preliminary Statement.

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the state in which the Servicer or the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

     Certificate Account: The separate Eligible Account created and maintained with the Trustee, or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.05, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agencies. Funds in the Certificate Account may (i) be held uninvested without liability for interest or compensation thereon or (ii) be invested at the direction of the Trustee in Eligible Investments and reinvestment earnings thereon (net of investment losses) shall be paid to the Trustee. Funds deposited in the Certificate Account (exclusive of the Trustee Fees and other amounts permitted to be withdrawn pursuant to Section 3.08(j)(ii)) shall be held in trust for the Certificateholders.

     Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated thereto and, in the case of any Subordinate Certificates, all other reductions in Certificate Balance previously allocated thereto pursuant to
Section 4.05.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

     Certificate Register: The register maintained pursuant to Section 5.02.

     Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

     Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

     Class B Percentage: For any Distribution Date, the aggregate Class Principal Balance of the Class B Certificates immediately prior to such Distribution Date divided by the outstanding aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date.

     Class Interest Shortfall: As to any Distribution Date and Class, the amount by which the amount described in clause (i) of the definition of Interest Distribution Amount for such Class, exceeds the amount of interest actually distributed on such Class on such Distribution Date.

     Class P Deferred Amount: As to any Distribution Date, the aggregate of the applicable Class P Fraction of each Realized Loss, other than any Excess Loss, to be allocated to the Class P Certificates on such Distribution Date on or prior to the Senior Credit Support Depletion Date or previously allocated to such Class P Certificates and not yet paid to the Holders of such Class P Certificates pursuant to Section 4.02(b)(iv).

     Class P Fraction: With respect to any Class P Mortgage Loan, a fraction, the numerator of which is 6.75% minus the Net Mortgage Rate on such Class P Mortgage Loan and the denominator of which is 6.75%.

     Class P Mortgage Loan: Any Mortgage Loan with a Net Mortgage Rate of less than 6.75%.

     Class P Principal Distribution Amount: With respect to any Distribution Date and the Class P Certificates, an amount equal to the aggregate of, for all Class P Mortgage Loans, the product of the applicable Class P Fraction and the sum of (x) the principal portion of the Scheduled Payments on such Class P Mortgage Loan due on the related Due Date and which were received by the Determination Date, or which have been advanced as part of an Advance with respect to such Distribution Date, (y) the principal portion received in respect of such Class P Mortgage Loan during the prior calendar month of (1) Curtailments, (2) Insurance Proceeds, (3) the amount, if any, of repurchase proceeds received with respect to any such Mortgage Loan which was repurchased as permitted or required by this Agreement during the calendar month preceding the month of the Distribution Date, and (4) Liquidation Proceeds and (z) the principal portion of Payoffs received in respect of such Class P Mortgage Loan during the applicable Prepayment Period.

     Class Principal Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

     Class Unpaid Interest Amounts: As to any Distribution Date and Class of interest-bearing Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of Interest Distribution Amount.

     Class X Notional Amount: As to any Distribution Date will equal the product of: (x) the aggregate Stated Principal Balance, as of the second preceding Due Date after giving effect to Scheduled Payments for that Due Date, whether or not received, or for the initial Distribution Date, as of the Cut-Off Date, of the Premium Rate Mortgage Loans; and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Premium Rate Mortgage Loans as of that Due Date and the denominator of which is 6.75%

     Closing Date: September 27, 2001.

     Code: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

     Collection Account: As defined in Section 3.05(b).

     Compensating Interest: For any Distribution Date, the lesser of (i) aggregate Servicing Fee payable to the Servicer for such Distribution Date and
(ii) the aggregate Prepayment Interest Shortfall.

     Corporate Trust Office: The designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 1 Bank One Plaza, Chicago, Illinois 60670, Attention:
Global Corporate Trust Services, except for purposes of Section 5.06, such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at 14 Wall Street, Eighth Floor, New York, New York 10005.

     Curtailment: Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Mortgage Loan.

     Custodial Agreement: The custodial agreements among the Trustee and the Custodians providing for the safekeeping of any documents or instruments referred to in Section 2.01 on behalf of the Certificateholders.

     Custodian: A custodian which is appointed pursuant to a Custodian Agreement. Any Custodian so appointed shall act as agent on behalf of the Trustee, and shall be compensated by the Trustee. The Trustee shall remain at all times responsible under the terms of this Agreement, notwithstanding the fact that certain duties have been assigned to a Custodian. The initial Custodian is Bank One Trust Company, National Association.

     Cut-off Date: September 1, 2001.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code (including by way of any "cramdown" provision of the Bankruptcy Code) in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation.

     Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

     Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court (including by way of any "cramdown" provision of the Bankruptcy Code) which is final and non-appealable in a proceeding under the Bankruptcy Code.

     Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

     Deleted Mortgage Loan: As defined in Section 2.03.

     Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the "Initial Notional Amount of this Certificate" or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

     Depositor: Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

     Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

     Determination Date: As to any Distribution Date, the 10th day of each month or, if such day is not a Business Day, the first Business Day thereafter.

     Distribution Date: The 21st day of each month or if such day is not a Business Day, the first Business Day thereafter.

     DLJMC: DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

     Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

     Due Period: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

     Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

     Eligible Institution: An institution having the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agencies or the approval of the Rating Agencies.

     Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

         (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; the Federal Home Loan Mortgage Corporation, Federal National Mortgage Corporation, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

         (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

         (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated A or higher by the Rating Agencies; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral, and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

         (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

         (v) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

         (vi) a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

         (vii) money market funds (which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody's and one of the two highest available rating categories of S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of a Servicer or the Trustee and any such funds that are managed by a Servicer or the Trustee or their respective Affiliates or for a Servicer or the Trustee or any Affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

         (viii) such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the Ratings of the Certificates.

provided, however, that no such instrument shall be an Eligible Investment if such score instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements (without regard to the ratings requirements) of an Underwriter's Exemption.

     ERISA-Restricted Certificates: As specified in the Preliminary Statement.

     Escrow Account: The separate account or accounts created and maintained by a the Servicer pursuant to Section 3.06.

     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

     Event of Default: As defined in Section 7.01.

     Excess Loss: The amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss realized after the Bankruptcy Coverage Termination Date.

     Excess Servicing Fee: With respect to each Mortgage Loan and any Distribution Date, the amount of the annual fee paid to First Nationwide, which shall, for a period of one full month, be equal to one-twelfth of the product of
(a) the applicable Excess Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), or, with respect to an REO Property, the outstanding principal balance of the related Mortgage Loan immediately prior to its conversion to REO Property.

     Excess Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate specified on the Mortgage Loan Schedule.

     Expense Fee: As to each Mortgage Loan, the sum of the related Servicing Fee, Excess Servicing Fee, if applicable, and Trustee Fee.

     Expense Fee Rate: As to each Mortgage Loan, the sum of the related Servicing Fee Rate, the related Excess Servicing Fee Rate and Trustee Fee Rate.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989.

     First Nationwide: First Nationwide Mortgage Corporation, a Delaware corporation, and its successors and assigns.

     FN Account: As defined in Section 3.19.

     FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FNMA Guides: The FNMA Sellers' Guide and the FNMA Servicers' Guide and all amendments or additions thereto.

     Fraud Loan: A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

     Fraud Loss Coverage Amount: As of the Closing Date, $1,989,483, subject in each case to reduction from time to time by the amount of Fraud Losses allocated to the

Certificates. On each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) 1% of the aggregate of the Stated Principal Balances of all the Mortgage Loans and
(ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date (or, in the case of the first such anniversary, as of the Cut-off Date) over the cumulative amount of Fraud Losses on the Mortgage Loans allocated to the Certificates since such preceding anniversary or the Cut-off Date, and (c) on the fifth anniversary of the Cut-off Date, to zero.

     Fraud Loss Coverage Termination Date: The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

     Fraud Losses: Realized Losses on the Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

     Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

     Initial Bankruptcy Loss Coverage Amount: $100,000.

     Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any Primary Insurance Policy, any standard hazard insurance policy, flood insurance policy or title insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

     Insurance Proceeds: Proceeds of any primary mortgage guaranty insurance policies and any other Insurance Policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with a Servicer's normal servicing procedures.

     Interest Accrual Period: With respect to each Distribution Date, the calendar month prior to the month of such Distribution Date.

     Interest Distribution Amount: With respect to any Distribution Date and interest-bearing Class, the sum of (i) one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for such Class on the related Class Principal Balance or Notional Amount, as applicable, subject to reduction pursuant to Section 4.02(c), and (ii) any Class Unpaid Interest Amounts for such Class.

     Last Scheduled Distribution Date: The Distribution Date in October 2031.

     Latest Possible Maturity Date The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

     Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property.

     Liquidation Principal: As to any Distribution Date, the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the preceding calendar month (exclusive of the applicable Class P Fraction thereof, if applicable).

     Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property related to a Mortgage Loan and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Expense Fees, Servicing Advances, Advances and reasonable out-of-pocket expenses.

     Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the Mortgaged Property or, in the case of a Qualified Substitute Mortgage Loan, is the appraised value of the Mortgaged Property based upon an appraisal made within 180 days prior to the date of substitution of such Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan.

     Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

     MERS: Mortgage Electronic Registration Systems, Inc., a Delaware Corporation, or any successor in interest thereto.

     MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

     Moody's: Moody's Investors Service, Inc., and its permitted successors and assigns.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

     Mortgage File: The Mortgage documents listed in Section 2.01(b) hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

     Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Seller to reflect the addition of Qualified Substitute Mortgage Loans and the purchase of Mortgage Loans pursuant to Section 2.02 or 2.03) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan:

         (i) the Mortgage Loan identifying number;

         (ii) the Mortgagor's name;

         (iii) the street address of the Mortgaged Property including the state and zip code;

         (iv) a code indicating the type of Mortgaged Property and the occupancy status.

         (v) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

         (vi) the Loan-to-Value Ratio at origination;

         (vii) the Mortgage Rate as of the Cut-off Date;

         (viii) the stated maturity date;

         (ix) the amount of the Scheduled Payment as of the Cut-off Date;

         (x) the original principal amount of the Mortgage Loan;

         (xi) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

         (xii) a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

         (xiii) whether such Mortgage Loan has a Prepayment Penalty;

         (xiv) the Net Mortgage Rate as of the Cut-off Date; and

         (xv) the Servicing Fee Rate and Excess Servicing Fee Rate, as applicable.

     With respect to the Mortgage Loans in the aggregate, each Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

         (i) the number of Mortgage Loans;

         (ii) the current aggregate principal balance of the Mortgage Loans, as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; and

         (iii) the weighted average Mortgage Rate of the Mortgage Loans.

     Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     Mortgage Rate: The annual fixed rate of interest borne by a Mortgage Note.

     Mortgaged Property: The underlying real property securing a Mortgage Loan.

     Mortgagor: The obligor(s) on a Mortgage Note.

     Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Fee Rate. For purposes of determining whether any Qualified Substitute Mortgage Loan is a Class P Mortgage Loan or a Premium Rate Mortgage Loan and for purposes of calculating the applicable Class P Fraction and the Servicing Fee, each Qualified Substitute Mortgage Loan shall be deemed to have a Net Mortgage Rate equal to the Net Mortgage Rate of the Mortgage Loan for which it is substituted.

     Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds the Compensating Interest for such Distribution Date.

     Nonrecoverable Advance: Any portion of an Advance or Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

     Notional Amount: The Class X Notional Amount.

     Notional Amount Certificates: As specified in the Preliminary Statement.

     Offered Certificates: As specified in the Preliminary Statement.

     Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President or the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Depositor or the Trustee, as the case may be, as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, including in-house counsel, reasonably acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Servicer, (ii) not have any material direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Optional Termination: The termination of the Trust Fund created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 9.01.

     OTS: The Office of Thrift Supervision.

     Outsourcer: As defined in Section 3.02.

     Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

         (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

         (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

     Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Payoff prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

     Ownership Interest: As to any Residual Certificate, any ownership or security interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     Pass-Through Rate: For any interest-bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

     Payoff: Any payment of principal on a Mortgage Loan equal to the entire outstanding Stated Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

     Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

     Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8EC1, and (vi) a Person designated as a non-Permitted Transferee by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     Physical Certificates: As specified in the Preliminary Statement.

     Premium Rate Mortgage Loans: The Mortgage Loans having Net Mortgage Rates in excess of 6.75%.

     Prepayment Interest Shortfall: As to any Mortgage Loan, Distribution Date and Principal Prepayment, the difference between (i) one full month's interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction, Debt Service Reduction and Deficient Valuation), as reduced by the Expense Fee Rate, on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

     Prepayment Penalty: With respect to any Mortgage Loan, any penalty or premium required to be paid if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

     Prepayment Period: With respect to each Distribution Date and each Payoff or Curtailment with respect to a Mortgage Loan, the related "Prepayment Period" will be the calendar month preceding the month in which the related Distribution Date occurs.

     Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

     Principal Payment Amount: For any Distribution Date, the sum with respect to the Mortgage Loans of (i) the principal portion of the Scheduled Payments on such Mortgage Loans due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any such Mortgage Loan which was repurchased as permitted or required by this Agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal which were received on such Mortgage Loans during the related Prepayment Period, other than Payoffs, Curtailments or Liquidation Principal.

     Principal Only Certificates: As specified in the Preliminary Statement.

     Principal Prepayment: Any payment of principal on a Mortgage Loan which constitutes a Payoff or Curtailment.

     Principal Prepayment Amount: For any Distribution Date, the sum of all Payoffs and Curtailments relating to the Mortgage Loans which were received during the Prepayment Period.

     Private Certificates: As specified in the Preliminary Statement.

     Pro Rata Allocation: With respect to Excess Losses or Extraordinary Losses, the allocation of the principal portion of such losses to all Classes of Certificates (other than the Notional Amount Certificates), pro rata according to their respective Class Principal Balances in reduction thereof, and the allocation of the interest portion of such losses to all Classes of Certificates, pro rata according to the amount of interest accrued but unpaid on each such Class, in reduction thereof, and then to such Classes pro rata according to their respective Class Principal Balances in reduction thereof.

     Pro Rata Share: As to any Distribution Date and any Class of Class B Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance of such Class and the denominator of which is the aggregate of the Class Principal Balances of the Class B Certificates.

     Prospectus Supplement: The Prospectus Supplement dated September 26, 2001 relating to the Offered Certificates.

     PUD: Planned Unit Development.

     Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

     Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a certificate executed on behalf of the Seller (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; and
(v) comply with each representation and warranty set forth in Section 2.03(b).

     Rating Agency: Moody's and S&P. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies.

     Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to the Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

     Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

     Regular Certificates: As specified in the Preliminary Statement.

     Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

     REMIC: Each "real estate mortgage investment conduit" within the meaning of section 860D of the Code created hereby.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     Remittance Date: The 18th day of any month in which a distribution occurs, or the next succeeding Business Day if the 18th day of the month is not a Business Day.

     REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Repurchase Price: With respect to any Mortgage Loan required to be purchased by a Seller pursuant to this Agreement or purchased at the option of the Servicer pursuant to this Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (ii) accrued and unpaid interest thereon at the applicable Mortgage Rate (reduced by the related Servicing Fee Rate, if the purchaser of the Mortgage Loan is also the Servicer thereof) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be distributed to Certificateholders.

     Request for Release: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit M.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

     Residual Certificates: As specified in the Preliminary Statement.

     Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer of

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

the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

     Restricted Classes: As defined in Section 4.02(d).

     SAIF: The Savings Association Insurance Fund, or any successor thereto.

     S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. For purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's, 55 Water Street, New York, New York 10004,
Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Servicers.

     Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which shall give effect to any related Relief Act Reduction, Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

     Securities Act: The Securities Act of 1933, as amended.

     Seller: First Nationwide.

     Senior Certificates: As specified in the Preliminary Statement.

     Senior Credit Support Depletion Date: The date on which the aggregate Class Principal Balance of the Class B Certificates has been reduced to zero.

     Senior Liquidation Amount: As to any Distribution Date, the aggregate, for each Mortgage Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, of the lesser of (i) the Senior Percentage of the Stated Principal Balance of such Mortgage Loan (exclusive of the related Class P Fraction thereof, if applicable) and (ii) the Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

     Senior Percentage: As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balances of the Classes of the Senior Certificates (other than the Class P Certificates,) immediately prior to such date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans (less the Class Principal Balance of the Class P Certificates immediately prior to such Distribution Date), as of the Due Date in the month such Distribution Date; provided, however, in no event will the Senior Percentage for the Certificates exceed 100%.

     Senior Prepayment Percentage: The Senior Prepayment Percentage for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage for the Senior Certificates, in which case the Senior Prepayment Percentage for the Senior Certificates will once again equal 100%).

     Notwithstanding the foregoing no decrease in the reduction to the Senior Prepayment Percentage for the Senior Certificates as described above will occur if as of the first Distribution Date as to which any such decrease applies (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Principal Balance of the Class B Certificates as of such Distribution Date is equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Principal Balance of the Certificates as of the Closing Date (each, an "Original Class B Principal Balance"), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of such Original Class B Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of such Original Class B Principal Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of such Original Class B Principal Balance and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of such Original Class B Principal Balance.

     Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Senior Percentage of the Principal Payment Amount (exclusive of the portion thereof attributable to the related Class P Principal Distribution Amount), (ii) the Senior Prepayment Percentage of the Principal Prepayment Amount (exclusive of the portion thereof attributable to the related Class P Principal Distribution Amount), and (iii) the Senior Liquidation Amount.

     Servicer: First Nationwide, and its permitted successors and assigns.

     Servicing Advance: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by a Servicer of its servicing obligations, including, but not limited to, the cost (including reasonable attorneys' fees and disbursements) of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property (including default management and similar services, appraisal services and real estate broker services); (iv) any expenses incurred by the Servicer in connection with obtaining an environmental inspection or review pursuant to the second paragraph of Section 3.11(a) and (v) compliance by the Servicer with the obligations under Section 3.09.

     Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan (or, for so long as First Nationwide is the Servicer of such Mortgage Loan, the unpaid principal balance of such Mortgage Loan) as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due
Date), subject to reduction as provided in Section 3.14.

     Servicing Fee Rate: As to each Mortgage Loan, the per annum rate set forth on the Mortgage Loan Schedule.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

     Special Hazard Coverage Termination Date: The point in time at which the Special Hazard Loss Coverage Amount is reduced to zero.

     Special Hazard Loss: Any Realized Loss incurred on a Mortgage Loan, to the extent that such Realized Loss was on account of direct physical damage to a Mortgaged Property, but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to this Agreement, to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

         (a) normal wear and tear;

         (b) fraud, conversion or other dishonest act on the part of the Trustee, a Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

         (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

         (d) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss;"

         (e) hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

         (1) by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

         (2) by military, naval or air forces; or

         (3) by an agent of any such government, power, authority or forces;

         (f) any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

         (g) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

     Special Hazard Loss Coverage Amount: With respect to the first Distribution Date, $1,998,438. With respect to any Distribution Date after the first Distribution Date, the lesser of (a) the greatest of (i) 1% of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan, and (iii) the aggregate of the principal balances of the Mortgage Loans secured by the Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid.

     Special Hazard Mortgage Loan: A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

     Startup Day: September 27, 2001.

     Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

     Stripped Interest Rate: With respect to any Premium Rate Mortgage Loan, the excess, if any, of the Net Mortgage Rate for such Mortgage Loan over 6.75%.

     Subordinate Certificates: As specified in the Preliminary Statement.

     Subordinate Liquidation Amount: For any Distribution Date, the excess, if any, of the aggregate Liquidation Principal of all Mortgage Loans which became Liquidated Mortgage Loans during the calendar month preceding the month of such Distribution Date over the sum of the related Senior Liquidation Amount for such Distribution Date.

     Subordinate Percentage: As to any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

     Subordinate Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

     Subordinate Principal Distribution Amount: With respect to any Distribution Date and the Class B Certificates will equal (A) the sum of (i) the Subordinate Percentage of the Principal Payment Amount (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount), (ii) the Subordinate Prepayment Percentage of the Principal Prepayment Amount (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount), and
(iii) the Subordinate Liquidation Amount less (B) the Class P Deferred Amounts required to be paid to the Class P Certificates on such Distribution Date.

     Subordination Level: As to any Distribution Date and any Class of Class B Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all Classes of Certificates which are subordinate in right of payment to such Class by the sum of the Class Principal Balances of all Classes of Certificates, in each case immediately prior to such Distribution Date.

     Subservicer: Any Subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 3.02.

     Subservicing Agreement: An agreement between the Servicer of the Mortgage Loans and a Subservicer for the servicing of the related Mortgage Loans.

     Substitution Adjustment Amount: As defined in Section 2.03.

     Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation (Section) 1.860F-4(d) and temporary Treasury regulation (Section) 301.6231(a)(7)-1T. Initially, the Tax Matters Person shall be the Trustee.

     Tax Matters Person Certificate: The Class A-R Certificate with a Denomination of $0.05.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

     Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the Cut-off Date; (ii) the Collection Account and Certificate Account; (iii) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure after the Cut-off Date; (iv) the Insurance Policies; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

     Trustee: Bank One, National Association and its successors and, if a successor trustee is appointed hereunder, such successor.

     Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on the Mortgage Loans on such Due
Date).

     Trustee Fee Rate: 0.04% per annum.

     Underwriter's Exemption: Prohibited Transaction Exemption 2000-58, 65 Fed. Reg 67765 (2000), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

                  Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to each Class of Notional Amount Certificates (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.01. Conveyance of Mortgage Loans.

         (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to (i) each Mortgage Loan, including all interest and principal received or receivable on or with respect to such Mortgage Loans after the Cut-off Date and all interest and principal payments on the Mortgage Loans received prior to the Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, (ii) REO Property, (iii) the Collection Accounts and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (iv) any insurance policy with respect to the Mortgage Loans, (v) the Depositor's rights under the Assignment and Assumption Agreement and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

         (b) In connection with the transfer and assignment set forth in clause
(a) above, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders, the documents and instruments with respect to each Mortgage Loan as assigned:

            (i) the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note, endorsed "Pay to the order of ________________, without recourse" and signed in the name of the last named endorsee by an authorized officer;

            (ii) the original of any guarantee executed in connection with the Mortgage Note (if any);

            (iii) the original Mortgage with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the Seller indicating that such Mortgage has been delivered for recording. The return directions for the original Mortgage should indicate, when recorded, mail to the Seller;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

            (v) with respect to each Mortgage Loan other than a MERS Mortgage Loan, the original Assignment of Mortgage as appropriate, in recordable form, for each Mortgage Loan assigned in blank;

            (vi) the originals of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the Seller, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Trustee forthwith after return from such recording office);

            (vii) the original mortgage title insurance policy, or copy of title commitment (or in appropriate jurisdictions, attorney's opinion of title and abstract of title); and

            (viii) the original primary mortgage insurance certificate, if any or copy of mortgage insurance certificate.

         In the event the Seller delivers to the Trustee certified copies of any document or instrument set forth in 2.01(b) because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Trustee, within 60 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Trustee due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

         In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (a) or
(b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office.

         As promptly as practicable subsequent to such transfer and assignment, and in any event, within forty-five (45) days thereafter, the Trustee or Custodian shall (i) affix the Trustee's name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records within forty-five (45) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which the Trustee or Custodian has not received the information required to prepare such assignment in recordable form, the Trustee's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within forty-five (45) days after the receipt thereof, and the Trustee or Custodian need not cause to be recorded any assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Depositor (at the Depositor's expense) to the Trustee, acceptable to the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan.

         With respect to each MERS Mortgage Loan, the Trustee, at the expense of the Depositor and with the cooperation of the Servicer, shall cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         (c) The Trustee is authorized to appoint any bank or trust company approved by the Depositor as Custodian of the documents or instruments referred to in this Section 2.01, and to enter into a Custodial Agreement for such purpose and any documents delivered thereunder shall be delivered to the Custodian and any Officer's Certificates delivered with respect thereto shall be delivered to the Trustee and the Custodian.

         (d) It is the express intent of the parties to this Agreement that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.01 be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee. It is, further, not the intention of the parties to this Agreement that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties to this Agreement, the Mortgage Loans are held to be the property of the Depositor, or if any for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the conveyance provided for in this
Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any Custodian of such items of property and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be in possession by the secured party for purposes of perfecting the security interest pursuant to Section 9-313 of the New York Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (e) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interests unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing). The Depositor and the Trustee, upon directions from the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

     SECTION 2.02. Acceptance by the Trustee.

         (a) The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the Mortgage Notes in the State of Texas, unless otherwise permitted by the Rating Agencies.

         The Trustee agrees to execute and deliver on the Closing Date to the Depositor, the Seller and the Servicer an Initial Certification in the form annexed hereto as Exhibit G. Based on its review and examination, and only as to the documents identified in such Initial Certification, the Trustee acknowledges that such documents appear regular on their face and relate to such Mortgage Loan. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

         Not later than 90 days after the Closing Date, the Trustee shall deliver to the Depositor, the Seller and the Servicer a Final Certification in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

         If, in the course of such review, the Trustee finds any document constituting a part of a Mortgage File which does not meet the requirements of
Section 2.01, the Trustee shall list such as an exception in the Final Certification; provided, however, that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

         The Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (a) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date the Seller was notified of such defect in writing at the Repurchase Price of such Mortgage Loan; or such longer period not to exceed 720 days from the Closing Date if the substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office; provided, however, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Trustee's failure to record such Assignment of Mortgage, and provided, further, that the Seller shall not be obligated to repurchase or cure any Mortgage Loan solely as a result of the Trustee's failure to record such Assignment of Mortgage. The Trustee shall deliver written notice to each Rating Agency within 270 days from the Closing Date indicating each Mortgage Loan (a) which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan. Such notice shall be delivered every 90 days thereafter until the related Mortgage Loan is returned to the Trustee. Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Repurchase Price for any such Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Business Day immediately preceding such Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at such entity's request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto.

         (b) It is understood and agreed that the obligation of the Seller to cure, substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

     SECTION 2.03. Representations and Warranties of the Seller and the Servicer.

         (a) First Nationwide, in its capacity as Seller and Servicer, hereby makes the representations and warranties set forth in Schedule II, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

         (b) First Nationwide, in its capacity as Seller, hereby makes the representations and warranties set forth in Schedule III, by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

         (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan sold by the Seller to the

Trust, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Repurchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by
Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M and the Mortgage File for any such Qualified Substitute Mortgage Loan. The Seller shall promptly reimburse the Trustee for any actual out-of-pocket expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. With respect to any representation and warranties described in this Section which are made to the best of the Seller's knowledge if it is discovered by either the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

         With respect to any Qualified Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Seller shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

         For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Trustee shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Certificate Account by the Seller on or before the Business Day immediately preceding the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be repurchased or replaced hereunder.

         In the event that the Seller shall have repurchased a Mortgage Loan, the Repurchase Price therefor shall be deposited in the Certificate Account on or before the Business Day immediately preceding the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price, the delivery of the Opinion of Counsel if required by Section 2.05 and receipt of a Request for Release in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

         The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

     SECTION 2.04. Representations and Warranties of the Depositor as to the Mortgage Loans.

         The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans that, as of the Closing Date, assuming good title has been conveyed to the Depositor, the Depositor had good title to the Mortgage Loans and Mortgage Notes, and did not encumber the Mortgage Loans during its period of ownership thereof, other than as contemplated by the Agreement.

         It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee.

     SECTION 2.05. Delivery of Opinion of Counsel in Connection with Substitutions.

         Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 or Section 2.03 shall be made more than 90 days after the Closing Date unless the Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause the REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     SECTION 2.06. Execution and Delivery of Certificates.

         The Trustee acknowledges receipt of the items described in Section 2.02 of this Agreement and the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and, concurrently with such receipt, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

     SECTION 2.07. REMIC Matters.

         The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The "tax matters person" with respect to the REMIC hereunder shall be the Trustee and the Trustee shall hold the Tax Matters Person Certificate. The REMIC's fiscal year shall be the calendar year.

     SECTION 2.08. Covenants of the Servicer.

         The Servicer hereby covenants to the Depositor and the Trustee as follows:

         (a) Such Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Primary Insurance Policy; and

         (b) No written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by such Servicer pursuant to this Agreement will contain any untrue statement of a material fact.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     SECTION 3.01. Servicer to Service Mortgage Loans.

         For and on behalf of the Certificateholders, as an independent contractor of the Trustee, and not as a joint venturer or agent, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and with Accepted Servicing

Practices. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee or the Certificateholders under this Agreement. The Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause either REMIC to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer.

         In accordance with the standards of the preceding paragraph, and unless determined in good faith to be a Nonrecoverable Advance, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         The Servicer hereby acknowledges that, to the extent the Servicer has previously serviced some or all of the Mortgage Loans pursuant to another servicing agreement, the provisions contained in this Agreement shall supersede the provisions contained in such other servicing agreement from and after the Closing Date.

     SECTION 3.02. Subservicing; Enforcement of the Obligations of Subservicers.

         (a) The Mortgage Loans may be subserviced by a Subservicer on behalf of the Servicer in accordance with the servicing provisions of this Agreement, provided that the Subservicer (other than a Person to whom the Servicer is "outsourcing" a servicing function only) is a FNMA-approved lender or a FHLMC seller/servicer in good standing and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by FNMA or for sellers/servicers imposed by FHLMC, or which would require notification to FNMA or FHLMC. The Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of the Subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Servicer. The Servicer shall pay all fees and expenses of any Subservicer engaged by the Servicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee for the Servicer.

         Notwithstanding the foregoing, the Servicer shall be entitled to outsource one or more separate servicing functions to a Person (each, an "Outsourcer") that does not meet the eligibility requirements for a Subservicer, so long as such outsourcing does not constitute the delegation of the Servicer's obligation to perform all or substantially all of the servicing of the related Mortgage Loans to such Outsourcer. In such event, the use by the Servicer of any such Outsourcer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of such Outsourcer as fully as if such acts and omissions were those of the Servicer, and such Servicer shall pay all fees and expenses of the Outsourcer from the Servicer's own funds.

         (b) At the cost and expense of the Servicer, without any right of reimbursement from the Depositor, the Trustee, or the applicable Collection Account, the Servicer shall be entitled to terminate the rights and responsibilities of its Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements set forth in Section 3.02(a), provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 7.01, and if requested to do so by the Trustee, the Servicer shall at its own cost and expense terminate the rights and responsibilities of its Subservicer as soon as is reasonably possible. the Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Subservicer from the Servicer's own funds without any right of reimbursement from the Depositor, the Trustee, or the applicable Collection Account.

         (c) Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and its Subservicer, the Servicer and its Outsourcer, or any reference herein to actions taken through the Subservicer, the Outsourcer, or otherwise, the Servicer shall not be relieved of its obligations to the Depositor, the Trustee or Certificateholders and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Mortgage Loans. The

Servicer shall be entitled to enter into an agreement with its Subservicer and Outsourcer for indemnification of the Servicer or such Outsourcer, as applicable, by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a related Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

         Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer or an Outsourcer shall be deemed to be between the Subservicer or Outsourcer, and the Servicer alone, and the Depositor and the Trustee shall have no obligations, duties or liabilities with respect to a Subservicer or Outsourcer including no obligation, duty or liability of the Depositor or Trustee to pay a Subservicer's or Outsourcer's fees and expenses.

         For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when the Servicer's Subservicer has received such payment.

     SECTION 3.03. [Reserved].

     SECTION 3.04. Trustee to Act as Servicer.

         In the event that the Servicer shall for any reason no longer be the Servicer of the Mortgage Loans hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Servicer, with respect to the Mortgage Loans, hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.09 hereof or any acts or omissions of the related predecessor Servicer, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section
2.02 or 2.03 hereof or (iv) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to
Section 7.02 hereof.

         Each Servicer shall, upon request of the Trustee, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by such Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute Subservicing Agreement to the assuming party.

     SECTION 3.05. Collection of Mortgage Loans; Collection Account; Certificate Account.

         (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans have been paid in full or such Mortgage Loans have become Liquidated Mortgage Loans, the Servicer shall proceed in accordance with Accepted Servicing Practices to collect all payments due under each of the Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy and shall take special care with respect to Mortgage Loans for which the Servicer collects escrow payments in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and the Mortgaged Properties, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion
(i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan (subject to obtaining the consent of First Nationwide if First Nationwide is no longer the Servicer) and
(ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

         (b) The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts (the "Collection Account"), in the form of time deposit or demand accounts, titled as provided in Exhibit O-1 or O-2, as applicable. The Collection Account shall be an Eligible Account acceptable to the Depositor and Trustee. Any funds deposited in the Collection Account shall at all times be either invested in Eligible Investments or shall be fully insured to the full extent permitted under applicable law. Funds deposited in the Collection Account may be drawn on by the Servicer in accordance with Section 3.08.

         The creation of the Collection Account shall be evidenced by a certification in the form of Exhibit O-1 hereto, in the case of an account established with the Servicer, or by a letter agreement in the form of Exhibit O-2 hereto, in the case of an account held by a depository other than the Servicer. A copy of such certification or letter agreement shall be furnished to the Depositor and the Trustee.

         (c) The Servicer shall deposit in the Collection Account on a daily basis, unless otherwise indicated, and retain therein, the following collections remitted by Subservicers or payments received by the Servicer and payments made by the Servicer subsequent to the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date:

            (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments (but net of any related Prepayment Penalties);

            (ii) all payments on account of interest on the Mortgage Loans adjusted to the per annum rate equal to the Mortgage Rate reduced by the related Servicing Fee Rate and Excess Servicing Fee Rate, if applicable;

            (iii) all Liquidation Proceeds on the Mortgage Loans;

            (iv) all Insurance Proceeds on the Mortgage Loans including amounts required to be deposited pursuant to Section 3.09 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with
     Section 3.09);

            (v) all Advances made by the Servicer pursuant to Section 4.01;

            (vi) with respect to each Principal Prepayment on the Mortgage Loans, the Compensating Interest, if any, for the related Prepayment Period. The aggregate of such deposits shall be made from the Servicer's own funds, without reimbursement therefor, up to a maximum amount per month equal to the Compensating Interest, if any, for the Mortgage Loans serviced by the Servicer and that Distribution Date;

            (vii) any amounts required to be deposited by the Servicer in respect of net monthly income from REO Property pursuant to Section 3.11; and

            (viii) any other amounts required to be deposited hereunder.

         The foregoing requirements for deposit into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income and Prepayment Penalties need not be deposited by the Servicer into the Collection Account. In addition, notwithstanding the provisions of this Section 3.05, the Servicer may deduct from amounts received by it, prior to deposit to the Collection Account, any portion of any Scheduled Payment representing the applicable Servicing Fee or Excess Servicing Fee. In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Collection Account to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Collection Account which describes the amounts deposited in error in the Collection Account. The Servicer shall maintain adequate records with respect to all withdrawals made by it pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with
Section 3.08(a).

         Notwithstanding any provisions of this Agreement to the contrary, all Prepayment Penalties and Excess Servicing Fees, with respect to the Mortgage Loans, shall be for the account of First Nationwide and shall not be payable to the Servicer (if the Servicer is no longer First Nationwide) as servicing compensation. The Servicer shall promptly (i) remit to First Nationwide all such amounts upon receipt thereof or (ii) at the written request of First Nationwide, deposit all such amounts upon receipt thereof in an account to be established by the Servicer in accordance with Section 3.19.

         (d) Each institution at which the Collection Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein as directed in writing by the Servicer in Eligible Investments, which shall mature the Business Day immediately preceding the related Remittance Date and shall not be sold or disposed of prior to its maturity. All income and gain or other benefit net of any losses realized from any such balances or investment of funds on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Collection Account. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account and made in accordance with this Section 3.05.

         (e) The Servicer shall give notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account prior to any change thereof.

         (f) On or prior to the Closing Date, the Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.08(h);

            (ii) any amount deposited by the Trustee pursuant to Section 3.05(g) in connection with any losses on Eligible Investments;

            (iii) all amounts received by the Trustee representing payment of the purchase price for all Mortgage Loans and REO Properties pursuant to
     Section 9.01; and

            (iv) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

         In the event that the Servicer shall remit to the Trustee any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08(j). In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer.

         (g) Each institution at which the Certificate Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein as directed in writing by the Trustee in Eligible Investments, which shall mature not later than the Business Day immediately preceding the Distribution Date and shall not be sold or disposed of prior to its maturity. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account and made in accordance with this Section 3.05. All income and gain net of any losses realized from any such investment of funds or benefit of uninvested funds on deposit in the Certificate Account shall be for the benefit of the Trustee as compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trustee in the Certificate Account.

         (h) The Trustee shall give notice to the Servicer, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof.

     SECTION 3.06. Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

         (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled as provided in Exhibit P-1 or P-2 hereto, as applicable. The Escrow Accounts shall be Eligible Accounts. Funds deposited in the Escrow Account pursuant to this Section 3.06(a) may be drawn on by the Servicer in accordance with Section 3.06(d). The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit P-1 hereto, in the case of an account established with the Servicer, or by a letter agreement in the form of Exhibit P-2 hereto, in the case of an account held by a depository other than the Servicer. A copy of such certification shall be furnished to the Depositor and Trustee.

         (b) The Servicer shall deposit in its Escrow Account or Accounts on a daily basis within one Business Day of receipt and retain therein:

            (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

            (ii) all amounts representing Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

         (c) The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 3.06(d). The Servicer shall be entitled to retain any interest paid on funds deposited in the related Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

         (d) Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

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

            (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

            (ii) to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 3.06(e) with respect to a Mortgage Loan, but only from amounts received on the Mortgage Loan which represent late collections of Escrow Payments thereunder;

            (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the Mortgage Loan;

            (iv) for transfer to the Collection Account to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

            (v) for application to restore or repair of the related Mortgaged Property in accordance with the procedures outlined in Section 3.09(e);

            (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in such Escrow Account; and

            (vii) to clear and terminate such Escrow Account on the termination of this Agreement.

         (e) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents and taxes and any other item which may become a lien senior to the lien of the related Mortgage and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect or cause to be effected payment thereof prior to the applicable penalty or termination date.

     SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans; Inspections.

         (a) The Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

         (b) The Servicer shall inspect the related Mortgaged Properties as often as deemed necessary by the Servicer in such Servicer's sole discretion, to assure itself that the value of such Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Servicer shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a written or electronic report of each such inspection.

     SECTION 3.08. Permitted Withdrawals from the Collection Account and the Certificate Account.

         The Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

         (a) to pay to the Servicer (to the extent not previously retained by the Servicer) the servicing compensation to which it is entitled pursuant to
Section 3.14, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Collection Account;

         (b) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (b) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds to the extent received by the Servicer);

         (c) to reimburse the Servicer for any Nonrecoverable Advance previously made;

         (d) to reimburse the Servicer for (i) unreimbursed Servicing Advances, the Servicer's right to reimbursement pursuant to this clause (i) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan) respecting which any such advance was made and (ii) for unpaid Servicing Fees as provided in Section 3.11 hereof;

         (e) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

         (f) to reimburse the Seller, the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03 hereof;

         (g) to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

         (h) on each Remittance Date, to withdraw an amount equal to the Available Funds or portion thereof for such Distribution Date and remit such amount to the Trustee for deposit in the Certificate Account; and

         (i) to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

         The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (a), (b), (d) and (e). Prior to making any withdrawal from the Collection Account pursuant to subclause (c), the Servicer shall deliver to the Trustee a certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

         (j) The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders, in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

            (i) to pay to itself the Trustee Fee and any investment income earned for the related Distribution Date;

            (ii) to withdraw and return to the Servicer for deposit to the Collection Account, any amount deposited in the Certificate Account and not required to be deposited therein; and

            (iii) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof.

     SECTION 3.09. Maintenance of Hazard Insurance; Mortgage Impairment Insurance and Primary Insurance Policy; Claims; Restoration of Mortgaged Property.

         (a) The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated either: "V" or better in the current Best's Key Rating Guide ("Best's") or acceptable to FNMA and/or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (A) the outstanding principal balance of the Mortgage Loan and (B) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer.

         If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Servicer shall cause a flood insurance policy to be maintained with respect to such Mortgage Loan. Such policy shall meet the requirements of the current guidelines of the Federal Insurance Administration and be in an amount representing coverage equal to the lesser of
(i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

         If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with the requirements of the Servicer for mortgage loans that it services on its own account.

         The Servicer shall cause to be maintained on each Mortgaged Property such other additional special hazard insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any Primary Insurance Policy insurer, or as may be required to conform with Accepted Servicing Practices to the extent permitted by the Mortgage Note, the Mortgage or applicable law provided that the Servicer shall not be required to bear the cost of such insurance.

         All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for prior written notice of any cancellation, reduction in amount or material change in coverage.

         The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated: V in Best's or acceptable FNMA and/or FHLMC and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

         Pursuant to Section 3.05, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the related Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account (subject to withdrawal pursuant to Section 3.08(a)).

         Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall constitute a Servicing Advance and will be reimbursable to the Servicer to the extent permitted by Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         (b) In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.09(a) and otherwise complies with all other requirements of Section 3.09(a), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.09(a). Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Collection Account subject to withdrawal pursuant to

Section 3.08(a). Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.09(a), and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from such Servicer's funds, without reimbursement therefor. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

         (c) With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% which the Seller represented to be covered by a Primary Insurance Policy as of the Cut-off Date, the Servicer shall, without any cost to the Depositor or Trustee, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of 75% of value, and shall pay or shall cause the Mortgagor to pay, the premium thereon on a timely basis, until the loan-to-value ratio of such Mortgage Loan is reduced to 80%. In the event that such Primary Insurance Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be a Qualified Insurer, the Servicer shall determine whether recoveries under the Primary Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that such Servicer shall in no event have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason. If the Servicer determines that recoveries are so jeopardized, it shall notify the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of such Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.10, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy provided that such required actions are in compliance with all applicable law. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above, provided that under applicable law and the terms of the related Mortgage Note and Mortgage the cost of such policy may be charged to the successor Mortgagor.

         (d) In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Depositor, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting defaulted Mortgage Loans. Pursuant to Section 3.05, any amounts collected by the Servicer under any Primary

Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.08.

         (e) The Servicer need not obtain the approval of the Trustee prior to releasing any Insurance Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance
Proceeds:

            (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

            (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens; and

            (iii) pending repairs or restoration, the Servicer shall place the Insurance Proceeds in the related Escrow Account.

         (f) If the Trustee is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee.

     SECTION 3.10. Enforcement of Due-on-Sale Clauses; Assumption Agreements.

         (a) The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any related Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

         (b) If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, such Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and such Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever. In connection with any such assumption, no material term of the Mortgage Note, including without limitation, the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan or the outstanding principal amount of the Mortgage Loan shall be changed.

         (c) To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by FNMA with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

         (d) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in this Section 3.10, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

     SECTION 3.11. Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

         (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall take such action as (i) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (ii) shall be consistent with Accepted Servicing Practices, (iii) the Servicer shall determine consistently with Accepted Servicing Practices to be in the best interest of the Trustee and Certificateholders, and (iv) is consistent with the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds and as provided in Section 3.08.

         Notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by the Servicer. Upon completion of the inspection, the Servicer shall promptly provide the Trustee with a written report of environmental inspection.

         In the event the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances and Advances made by the Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. If however, the aggregate of such clean up and foreclosure costs, Advances and Servicing Advances are less than or equal to the estimated value of the Mortgaged Property, then the Servicer may, in its reasonable judgment and in accordance with Accepted Servicing Practices, choose to proceed with foreclosure or acceptance of a deed in lieu of foreclosure and the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.08(a) hereof. In the event the Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, the Servicer shall be reimbursed for all Advances and Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.08(a) hereof, and the Servicer shall have no further obligation to service the Mortgage Loan under the provisions of this Agreement.

         (b) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall in accordance with Accepted Servicing Practices manage, conserve, protect and operate each REO Property for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall furnish to the Trustee on or before each Distribution Date a statement with respect to any REO Property covering the operation of such REO Property for the previous calendar month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous calendar month. That statement shall be accompanied by such other information as the Trustee shall reasonably request and which is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

         To the extent consistent with Accepted Servicing Practices, the Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is equal to the outstanding principal balance of the Mortgage Loan (as reduced by any amount applied as a reduction of principal at the time of acquisition of the REO Property), liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

         (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

         (d) The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the Mortgage Loan.

         (e) The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Advances; third, to reimburse the Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by such Servicer pursuant to Section 3.08(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the per annum rate equal to the related Mortgage Rate reduced by the related Servicing Fee Rate and Excess Servicing Fee Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to
Section 3.14.

         (f) The Servicer of the Mortgage Loans may (but is not obligated to) enter into a special servicing agreement with an unaffiliated holder of a 100% Percentage Interest of the Class B Certificate with the lowest priority or a holder of a 100% interest in a class of securities representing such interests in such Class, subject to each Rating Agency's acknowledgment that the Ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such Holder may (i) instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage

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

Loans and will contain provisions for the deposit of cash with the Servicer by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures, (ii) purchase delinquent Mortgage Loans from the Trust Fund immediately prior to the commencement of foreclosure proceedings at a price equal to the aggregate outstanding Principal Balance of such Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate through the last day of the month in which such Mortgage Loan is purchased, and/or (iii) assume all of the servicing rights and obligations with respect to delinquent Mortgage Loans so long as such Holder (A) meets the requirements for a Subservicer set forth in Section 3.02(a), and (B) will service such Mortgage Loans in accordance with this Agreement.

     SECTION 3.12. Trustee to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee by delivering, or causing to be delivered a "Request for Release" substantially in the form of Exhibit M. Upon receipt of such request, the Trustee shall within three Business Days release the related Mortgage File to the Servicer, and the Trustee shall within three Business Days of the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, within three Business Days of delivery to the Trustee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit M, signed by a Servicing Officer.

         If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

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

     SECTION 3.13. Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee.

         Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time required to be delivered to the Trustee pursuant to the terms hereof and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Certificate Account or any related Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

     SECTION 3.14. Servicing Fee.

         (a) As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Collection Account or to retain from interest payments on the related Mortgage Loans the amount of its Servicing Fee for each Mortgage Loan serviced by it, less any amounts in respect of its Servicing Fee payable by the Servicer pursuant to Section 3.05(c)(vi). The Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Payments collected by the Servicer or as otherwise provided in Section 3.08.

         (b) Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Subservicing Agreement entered into pursuant to Section 3.02 and the payment of any premiums for hazard insurance and any Primary Insurance Policy, and maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.

     SECTION 3.15. Access to Certain Documentation.

         The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Class B Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during

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

normal business hours at the offices designated by the Servicer. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this
Section 3.15 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.

     SECTION 3.16. Annual Statement as to Compliance.

         The Servicer shall deliver to the Depositor, the Rating Agencies and the Trustee on or before 120 days after the end of the Servicer's fiscal year, commencing in its 2002 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement or similar agreements has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

     SECTION 3.17. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

         On or before 120 days after the end of the Servicer's fiscal year, commencing in its 2002 fiscal year, the Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Servicer, any Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that such firm has examined this Agreement or pooling and servicing agreements and trust agreements, in material respects similar to this Agreement and each other, and records relating to the servicing of mortgage loans which the Servicer is servicing, including the Mortgage Loans, and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance with Accepted Servicing Practices, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided such statement is delivered by the Servicer to the Trustee.

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

     SECTION 3.18. Maintenance of Fidelity Bond and Errors and Omissions Insurance.

         The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.18 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA. Upon the request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certificate of insurance of the insurer and the surety including a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee.

     SECTION 3.19. Excess Servicing Fees and Prepayment Penalties.

         (a) If requested by First Nationwide, the Servicer shall segregate and hold all Prepayment Penalties and Excess Servicing Fees collected for the benefit of First Nationwide separate and apart from any of the Servicer's own funds and general assets and shall establish an account (the "FN Account") in accordance with instructions provided in writing by First Nationwide. Funds deposited in the FN Account shall be withdrawn by the Servicer only in accordance with Section 3.19(c) below. Any interest paid and investment income on funds in the FN Account shall be deposited in such account, unless otherwise directed by First Nationwide.

         (b) If instructed to establish the FN Account, the Servicer shall deposit in the FN Account on a daily basis and retain therein all Prepayment Penalties and amounts of interest on the Mortgage Loans representing Excess Servicing Fees.

         (c) If instructed to establish the FN Account, the Servicer shall withdraw from the FN Account and remit to First Nationwide on each Remittance Date (i) all Prepayment Penalties collected by the Servicer during the preceding Prepayment Period, (ii) the aggregate Excess Servicing Fee for such Distribution Date (including such portions thereof advanced by the Servicer pursuant to Section 4.01), and (iii) all investment income and interest on the funds in the FN Account not previously remitted to First Nationwide. The Servicer also shall provide to First Nationwide on each Remittance Date a copy of the loan level report required to be provided by the Servicer to the Trustee pursuant to
Section 4.07(a).

         (d) First Nationwide shall have the right, without the consent of the Servicer, the Depositor or the Trustee, to the assign, in whole or in part, its right to receive Excess Servicing Fees and Prepayment Penalties with respect to some or all of the Mortgage Loans. All

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

references to First Nationwide in this Section 3.19 shall be deemed to include its assignees hereunder. However, in no event shall more than three such assignments be made during the term of this Agreement. First Nationwide shall give written notice of any such assignment to the Servicer, which notice shall include an address for notice to the assignee of First Nationwide and wire transfer instructions for remittances to such assignee.

         (e) If (i) the Servicer fails to remit to First Nationwide any payment required to be made by the Servicer to First Nationwide under the terms of this
Section 3.19, which failure continues unremedied for a period of two Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given by First Nationwide to the Servicer, or
(ii) the Servicer fails to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Section 3.19, the breach of which has a material adverse effect and which continues unremedied for period of sixty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given by First Nationwide to the Servicer, then, and in each and every such case, First Nationwide shall be entitled to exercise whatever rights the Seller may have at law or equity to damages, including injunctive relief and specific performance. In addition, the Servicer shall indemnify First Nationwide and hold it harmless from and against any losses and all penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting or arising from any material breach by the Servicer of its obligations to First Nationwide set forth in this Section 3.19, and the Servicer shall promptly pay to First Nationwide all such amounts upon written demand by it. Any cause of action relating to or arising out of any breach shall accrue upon delivery of First Nationwide's written demand for payment to the Servicer.

                                   ARTICLE IV

                           DISTRIBUTIONS AND ADVANCES

     SECTION 4.01. Advances by the Servicer.

         The Servicer shall deposit in the Collection Account an amount equal to all Scheduled Payments (with interest at the Mortgage Rate less the Servicing Fee Rate) which were due on the related Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date. The Servicer's obligation to make such Advances as to any Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Mortgage Loan, or through the date that the related Mortgaged Property has, in the judgment of the Servicer, been completely liquidated.

         The Servicer shall be obligated to make Advances in accordance with the provisions of this Agreement; provided however, that such obligation with respect to any related Mortgage Loan shall cease if the Servicer determines, in its reasonable opinion, that Advances with respect to such Mortgage Loan are Nonrecoverable Advances. In the event that the Servicer determines that any such advances are Nonrecoverable Advances, the Servicer shall provide the Trustee with a certificate signed by a Servicing Officer evidencing such determination.

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

         If an Advance is required to be made hereunder, the Servicer shall on the second Business Day immediately preceding the Remittance Date immediately following the related Determination Date either (i) deposit in the Collection Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.01, used by the Servicer to make such Advance or
(iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any such funds being held in the Collection Account for future distribution and so used shall be replaced by the Servicer from its own funds by deposit in the Collection Account no later than the close of business on the Business Day preceding the next Remittance Date.

     SECTION 4.02. Priorities of Distribution.

         (a) [Reserved].

         (b) On each Distribution Date, the Trustee shall withdraw such Available Funds from the Certificate Account and apply such funds to distributions on the Certificates, in the following order and priority and, in each case, to the extent of such Available Funds remaining:

            (i) from monthly payments and other amounts on the Mortgage Loans, to the Class P Certificates, an amount allocable to principal equal to the Class P Principal Distribution Amount, up to the outstanding Class Principal Balance of such Certificates;

            (ii) concurrently, to each interest-bearing Class of Senior Certificates, an amount allocable to interest equal to the Interest Distribution Amount;

            (iii) on each Distribution Date, to the following Classes of Senior Certificates, up to the amount of the Senior Principal Distribution Amount, as follows:

                    A. To the Class A-R Certificates, until their Class
            Principal  Balance has been reduced to zero; and

                    B. To the Class A-1 Certificates, until their Class
            Principal Balance has been reduced to zero.

            (iv) to the extent of Available Funds remaining, to the Class P Certificates, any Class P Deferred Amount, up to an amount not to exceed the amount calculated pursuant to clause (A) of the definition of the Subordinate Principal Distribution Amount for such Distribution Date (with such amount to be allocated first from amounts in respect of the related Principal Payment Amount, second the related Subordinate Liquidation Amount and then the related Principal Prepayment Amount, in each case, of the definition of Subordinate Principal Distribution Amount);

            (v) to the extent of Available Funds remaining, to each Class of Class B Certificates, subject to paragraphs (c) and (d) below, in the following order of priority:

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

                    A. to the Class B-1 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                    B. to the Class B-1 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                    C. to the Class B-2 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                    D. to the Class B-2 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                    E. to the Class B-3 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                    F. to the Class B-3 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                    G. to the Class B-4 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                    H. to the Class B-4 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                    I. to the Class B-5 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                    J. to the Class B-5 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                    K. to the Class B-6 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                    L. to the Class B-6 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

            (vi) to the Class A-R Certificates, any remaining Available Funds.

         On any Distribution Date, amounts distributed in respect of Class P Deferred Amounts will not reduce the Class Principal Balance of the Class P Certificates.

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         (c) On each Distribution Date, the amount referred to in clause (i) of the definition of Interest Distribution Amount for such Distribution Date for each Class of Certificates shall be reduced by the Trustee by:

            (i) (A) the related Class' pro rata share (based on the applicable Interest Distribution Amount for each such Class before reduction pursuant to this Section 4.02(c)(i)) of Net Prepayment Interest Shortfalls for the Mortgage Loans, and (B) the Class' Allocable Share of (I) after the Special Hazard Coverage Termination Date, with respect to each Mortgage Loan that became a Special Hazard Mortgage Loan during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month, (II) after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan that became subject to a Bankruptcy Loss during the calendar month preceding the month of such Distribution Date, the interest portion of the related Debt Service Reduction or Deficient Valuation, (III) each Relief Act Reduction for any Mortgage Loan incurred during the calendar month preceding the month of such Distribution Date and
     (IV) after the Fraud Loss Coverage Termination Date, with respect to each Mortgage Loan that became a Fraud Loan during the calendar month preceding the month of such Distribution Date the excess of one month's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.

         (d) With respect to each Class of Class B Certificates, if on any Distribution Date the related Subordination Level of such Class is less than such percentage as of the Closing Date, no distribution of Payoffs and Curtailments will be made to any Class or Classes of Class B Certificates junior to such Class (the "Restricted Classes") and the amount otherwise distributable to the Restricted Classes in respect of such Payoffs and Curtailments will be allocated among the remaining Classes of Class B Certificates, pro rata, based upon their respective Class Principal Balances.

     SECTION 4.03. [Reserved]

     SECTION 4.04. [Reserved]

     SECTION 4.05. Allocation of Realized Losses.

         (a) On or prior to each Determination Date, the Trustee shall determine the total amount of Realized Losses, including Excess Losses, with respect to the related Distribution Date.

         (b) Realized Losses on the Mortgage Loans with respect to any Distribution Date shall be allocated to the Classes of Certificates as follows:

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

            (i) the applicable Class P Fraction of any Realized Loss incurred on a Class P Mortgage Loan, including any Excess Loss, shall be allocated to the Class P Certificates until the Class Principal Balance thereof is reduced to zero; and

            (ii) (A) any Realized Loss on a Mortgage Loan (other than the Class P Fraction thereof, if applicable, or an Excess Loss) shall be allocated first, to the Class B Certificates in decreasing order of their numerical Class designations (beginning with the Class of Class B Certificates then outstanding with the highest numerical Class designation), until the respective Class Principal Balance of each such Class is reduced to zero, and second, to the Class A-1 Certificates;

                    (B) On each Distribution Date, Excess Losses (other than the Class P Fraction thereof, if applicable) experienced by the Mortgage Loans will be allocated pro rata among the Classes of Certificates (other than the Notional Amount Certificates and Class P Certificates, if applicable) based on their respective Class Principal Balances.

         (c) On each Distribution Date, if the aggregate Class Principal Balance of all Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, after giving effect to distributions of principal and the allocation of all losses to such Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the most junior Class of related Subordinate Certificates, pro rata, then outstanding.

         (d) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Principal Balance of a Class of Certificates pursuant to
Section 4.05(c) shall be allocated by the Trustee among the Certificates of such Class in proportion to their respective Certificate Balances.

         (e) Any allocation by the Trustee of Realized Losses to a Certificate or any reduction in the Certificate Balance of a Certificate pursuant to Section 4.05(c) shall be accomplished by reducing the Certificate Balance thereof, immediately following the distributions made on the related Distribution Date in accordance with the definition of "Certificate Balance."

          SECTION 4.06. Monthly Statements to Certificateholders.

         (a) Not later than each Distribution Date, the Trustee shall prepare and cause to be made available to each Certificateholder, the Servicer, the Depositor, the Trustee and each Rating Agency, a statement setting forth with respect to the related distribution:

            (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) the amount thereof allocable to interest, any Class Unpaid Interest Amounts included in such distribution and any remaining Class Unpaid Interest Amounts after giving effect to such distribution;

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

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (iv) the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) the aggregate Stated Principal Balance of the Mortgage Loans;

            (vi) the Senior Percentage and the Subordinate Percentage for the following Distribution Date;

            (vii) the amount of the Servicing Fees, the Excess Servicing Fees and Prepayment Penalties with respect to such Distribution Date;

            (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (ix) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

            (x) the number and aggregate principal amounts of the Mortgage Loans
     (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xi) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

            (xii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xiii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiv) the Senior Prepayment Percentage for the following Distribution Date;

            (xv) the Subordinate Prepayment Percentage for the following Distribution Date;

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            (xvi) the aggregate amount of Realized Losses incurred during the preceding calendar month and aggregate Realized Losses through such Distribution Date; and

            (xvii) the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, as of the related Determination Date;

         On the second Business Day following each Determination Date, beginning in October 2001, the Servicer shall furnish to the Trustee, and, if First Nationwide is no longer the Servicer, to First Nationwide, a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit Q annexed hereto in hard copy and in standard Alltel/CPI tape or transmission format, as amended from time to time by Alltel (unless the Servicer and the Trustee otherwise mutually agree to use another report format), as to the distribution to be made on the related Distribution Date. In the event that a subsequent Trustee requests the Servicer to use a reporting format not otherwise mutually agreed to between the Servicer and the prior Trustee that is not the standard Alltel/CPI tape or transmission format, and such other format is not otherwise being used by the Servicer, then the Servicer need not agree to the use of such format unless it receives from the Trustee compensation for the Servicer's costs of obtaining and implementing such format.

         The Trustee's responsibility for making the above information available to the Certificateholders and other parties is limited to the availability, timeliness and accuracy of the information derived from the Servicer.

         On each Distribution Date, the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP Level Factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg. In connection with providing the information specified in this Section 4.06 to Bloomberg, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Depositor, to the extent, in the manner and subject to the limitations provided in Section 8.05. The Trustee will also make the monthly statements to Certificateholders available each month to each party referred to in Section 4.06(a) via the Trustee's website. The Trustee's website can be accessed at http://www.abs.bankone.com or at such other site as the Trustee may designate from time to time. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Trustee at (800) 524-9472. The Trustee shall have the right to change the way the reports referred to in this Section are distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Certificateholders. The Trustee shall provide timely and adequate notification to all above parties and to the Certificateholders regarding any such change. The Trustee may fully rely upon and shall have no liability with respect to information provided by the Servicer.

         (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section
4.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be

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deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.








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                                    ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates.

         The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

         Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer upon the written order of the Depositor. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

         The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

     SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

         (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 7.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any

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

Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

         All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Trustee in accordance with the Trustee's customary procedures.

         (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit J (the "Transferor Certificate") and
(i) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") or Exhibit L (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information within the possession of the Servicer regarding the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

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

         No transfer of an ERISA-Restricted Certificate shall be made to any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, to a trustee or other person acting on behalf of any such plan, or to any other person using "plan assets" to effect such acquisition, unless the prospective transferee of a Certificate provides the Trustee with (i) in the case of an ERISA-Restricted Certificate that has been the subject of an ERISA-Qualifying Underwriting, a certification as set forth in item (d) of Exhibit K or Exhibit L or paragraph 15 of Exhibit I; or (ii) an Opinion of Counsel which establishes to the reasonable satisfaction of the Trustee that the purchase and holding of an ERISA-Restricted Certificate by, on behalf of or with "plan assets" of such plan are permissible under applicable local law, will not result in the assets of the trust being deemed o be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Depositor, the Trustee or the Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement or any other liability. The Trustee shall require that such prospective transferee certify to the Trustee in writing the facts establishing that such transferee is not such a plan and is not acting on behalf of or using "plan assets" of any such plan to effect such acquisition.

         To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

         (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual

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

     Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
     Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

         The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Servicer, to the effect that the elimination of such restrictions will not cause the REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

         (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

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

         (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Seller, the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

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

     SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Trustee such security or indemnity as may be required by it to hold it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.04. Persons Deemed Owners.

         The Servicer or the Trustee and any agent of the Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer or the Trustee or any agent of the Servicer or the Trustee shall be affected by any notice to the contrary.

     SECTION 5.05. Access to List of Certificateholders' Names and Addresses.

         If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or the Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 5.06. Maintenance of Office or Agency.

         The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.


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                                   ARTICLE VI

                   THE DEPOSITOR, THE SELLER AND THE SERVICER

     SECTION 6.01. Respective Liabilities of the Depositor, the Seller and the Servicer.

         The Depositor, the Seller and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

     SECTION 6.02. Merger or Consolidation of the Depositor, the Seller and the Servicer.

         The Depositor, the Seller and the Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement. Notwithstanding the foregoing, the Depositor, the Seller and the Servicer may be merged or consolidated into another Person in accordance with the following paragraph.

         Any Person into which the Depositor, the Seller or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Seller or the Servicer shall be a party, or any person succeeding to the business of the Depositor, the Seller or the Servicer, shall be the successor of the Depositor, the Seller or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person with respect to a merger or consolidation of the Servicer shall be an institution which is a FNMA or FHLMC approved company in good standing. In addition to the foregoing, there must be delivered to the Trustee a letter from each of the Rating Agencies to the effect that such merger, conversion or consolidation of the Servicer will not result in a qualification, withdrawal or downgrade of the then current rating of any of the Certificates.

     SECTION 6.03. Limitation on Liability of the Depositor, the Sellers, the Servicer and Others.

         None of the Depositor, the Seller or the Servicer nor any of the directors, officers, employees or agents of the Depositor, the Seller or the Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller or the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller or the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Seller and the Servicer and any director, officer, employee or agent of the Depositor, the Seller and the

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

Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement, other than any such loss, liability or expense incurred by reason of the Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. None of the Depositor, the Seller or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Seller or the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

     SECTION 6.04. Limitation on Resignation of the Servicer.

         The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment, pursuant to the provisions of Section 7.02, of a successor servicer which (i) has a net worth of not less than $15,000,000 and (ii) is a FNMA or FHLMC approved company in good standing and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a qualification, withdrawal or downgrading of the then current rating of any of the Certificates, or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder.

     SECTION 6.05. Seller and Servicer May Own Certificates.

         Each of the Seller and the Servicer in its individual or any other capacity may become the owner of pledgee of Certificates with the same rights it would have if it were not a Seller or Servicer.



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                                   ARTICLE VII

                                     DEFAULT

     SECTION 7.01. Events of Default.

         "Event of Default", wherever used herein, means any one of the following events:

         (i) any failure by the Servicer to make any deposit or payment required pursuant to this Agreement (including but not limited to Advances to the extent required under Section 4.01) which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

         (ii) any failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, or if any of the representations and warranties of the Servicer in Section 2.03(a) proves to be untrue in any material respect, which failure or breach continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

         (iii) failure by the Servicer to maintain, if required, its license to do business in any jurisdiction where the related Mortgaged Property is located; or

         (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

         (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

         (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or commence a voluntary case under, any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or


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         (vii) the Servicer ceases to meet the qualifications of a FNMA or FHLMC approved servicer in good standing; or

         (viii) the Servicer fails to maintain a minimum net worth of $15,000,000.

         Other than an Event of Default resulting from a failure of the Servicer to make any Advance, if an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default results from the failure of the Servicer to make an Advance, the Trustee shall, by notice in writing to the Servicer and the Depositor (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder.

         Upon receipt by the Servicer of such written notice of termination, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or its nominee. Upon written request from the Trustee, the Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments, place in such successor's possession all related Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer shall cooperate with the Trustee and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Collection Account or Escrow Account or thereafter received with respect to the Mortgage Loans. The Trustee shall thereupon make any Advance. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise.

     SECTION 7.02. Trustee to Act; Appointment of Successor.

         On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 of this Agreement, the Trustee shall, subject to and to the extent provided herein, be the successor to the Servicer, but only in its capacity as servicer under this Agreement, and not in any other, and the transactions set forth herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account, provided that the terminated Servicer shall nonetheless be entitled to payment or reimbursement as provided in

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Section 3.08 to the extent that such payment or reimbursement relates to the period prior to termination of the Servicer. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor to the Servicer shall be an institution which is, with respect to the Servicer, a FNMA or FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01 hereunder), with like effect as if originally named as a party to this Agreement; provided that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified, withdrawn or downgraded as a result of such assignment and delegation. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to the limitations described herein, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by (a) the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it; (b) the failure of the Seller or Servicer to (i) cooperate as required by this Agreement or (ii) deliver the Mortgage Files to the Trustee as required by this Agreement; or (c) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.

         Any successor to the Servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to this Agreement.

     SECTION 7.03. Notification to Certificateholders.

         (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder actually known to the Trustee, unless such Event of Default shall have been cured or waived.


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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     SECTION 8.01. Duties of the Trustee.

         The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) unless an Event of Default actually known to the Trustee shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

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     SECTION 8.02. Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 8.01:

            (i) the Trustee may request and conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

            (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates, accountants or attorneys;

            (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

            (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

            (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of

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

     the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

     SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or a Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan other than with respect to the Trustee's execution and countersignature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from a Collection Account by the Depositor or the Servicer.

     SECTION 8.04. Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the Depositor, the Seller or the Servicer and their affiliates, with the same rights as it would have if it were not the Trustee.

     SECTION 8.05. Trustee's Fees and Expenses.

         The Trustee, as compensation for its activities hereunder, shall be entitled to compensation as provided in Section 3.05(g) and shall be entitled to withdraw from the Certificate Account on each Distribution Date prior to making distributions pursuant to Section 4.02 an amount equal to the Trustee Fee for such Distribution Date. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) (i) incurred in connection with any claim or legal action relating to
(a) this Agreement, (b) the Certificates, or (c) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by a Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Depositor covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive

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Certificates. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, Tax Matters Person or Paying Agent hereunder or for any other expenses.

     SECTION 8.06. Eligibility Requirements for the Trustee.

         The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current Ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Seller, the Depositor or the Servicer other than the Trustee in its role as successor to the Servicer.

     SECTION 8.07. Resignation and Removal of the Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Seller, the Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with
Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or removal (as provided below), the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be

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delivered to the Trustee, one copy to the Servicer and the Seller and one copy to the successor trustee.

         The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer and the Seller, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

     SECTION 8.08. Successor Trustee.

         Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer and the Seller an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

         No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and its appointment shall not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

     SECTION 8.09. Merger or Consolidation of the Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

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     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) To the extent necessary to effectuate the purposes of this
     Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (iv) The Depositor, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

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

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 8.11. Tax Matters.

         It is intended that the assets with respect to which a REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the REMIC and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to the REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a

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broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on the REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to the REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent the REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the REMIC, and otherwise act on behalf of the REMIC in relation to any tax matter or controversy involving it.

         In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

         In the event that any tax is imposed on "prohibited transactions" of a REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of a REMIC as defined in Section 860G(c) of the Code, on any contribution to a REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any minimum tax imposed upon a REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Servicer or the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by the Servicer or the Seller of any of their obligations under this Agreement or
(iii) the Seller, if any such tax arises out of or results from the Seller's obligation to repurchase a related Mortgage Loan pursuant to Section 2.02 or
2.03 or (iv) in all other cases, or in the event that the Trustee, the Servicer or the Seller fails to honor its obligations under the preceding clauses (i),
(ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders from the Certificate Account, as provided in Section 3.08(j).

     SECTION 8.12. Periodic Filings.

         The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. In connection with the preparation and filing of such periodic reports, the Depositor shall timely provide to the Trustee all material information requested by the Trustee and reasonably available to them which is required to be included in such reports. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. Termination upon Liquidation or Purchase of the Mortgage
Loans.

         Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee with respect to the Trust Fund created hereby shall terminate upon the earlier of:

         (a) the later of (i) twelve months after the maturity of the last Mortgage Loan remaining in the Trust Fund, (ii) the liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, and (iii) the distribution to the Certificateholders of all amounts required to be distributed to them pursuant to this Agreement; or

         (b) the repurchase by the Servicer at its election, of the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining, which repurchase right the Servicer may exercise at its sole and exclusive election as of any Distribution Date (such applicable Distribution Date being herein referred to as "Optional Termination Date") on or after the date on which the aggregate Principal Balance of the Mortgage Loans at the time of the repurchase is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date;

         In no event shall the trust created hereby continue beyond the earlier of (1) the expiration of 21 years from the death of the last survivor of the descendants of Mr. Joseph P. Kennedy, former Ambassador of the United States to Great Britain, living on the date of execution of this Agreement or (ii) the latest Distribution Date in October 2031.

         The Mortgage Loan Purchase Price for any such Optional Termination shall be equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon from the date to which such interest was paid or advanced at the sum of the applicable Mortgage Rate, to but not including the Due Date in the month of the final Distribution Date (or the Net Mortgage Rate with respect to any Mortgage Loan currently serviced by the entity exercising such Optional Termination) and (ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case and (iii) any unreimbursed Advances, Servicing Advances, Servicing Fees, Excess Servicing Fees and other amounts payable to the Servicer and the Trustee. The Trustee shall give notice to the Rating Agencies of election to purchase the Mortgage Loans pursuant to this Section 9.01 and of the Optional Termination Date.

     SECTION 9.02. Procedure Upon Optional Termination.

         (a) In case of any Optional Termination pursuant to Section 9.01, First Nationwide shall, at least twenty days prior to the date notice is to be mailed to the affected

Certificateholders notify the Trustee of such Optional Termination Date and of the applicable purchase price of the Mortgage Loans to be purchased.

         (b) Any purchase of the Mortgage Loans by First Nationwide shall be made on an Optional Termination Date by deposit of the purchase price into the Certificate Account before the Distribution Date on which such purchase is effected. Upon receipt by the Trustee of an Officer's Certificate of First Nationwide certifying as to the deposit of such purchase price into the Certificate Account, the Trustee and each co-trustee, if any, then acting as such under this Agreement, shall, upon request and at the expense of First Nationwide, execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by First Nationwide to vest title in First Nationwide in the Mortgage Loans so purchased, and shall transfer or deliver to First Nationwide the purchased Mortgage Loans. Any distributions on the Mortgage Loans which have been subject to an Optional Termination received by the Trustee subsequent to (or with respect to any period subsequent to) the Optional Termination Date shall be promptly remitted by it to First Nationwide.

         (c) Notice of the Distribution Date on which the Servicer anticipates that the final distribution on the Certificates shall be made (whether upon Optional Termination or otherwise), shall be given promptly by the Servicer to the Trustee and by the Trustee by first class mail to Holders of the Certificates. Such notice shall be mailed no earlier than the 15th day and not later than the 10th day preceding an Optional Termination Date or date of final distribution, as the case may be. Such notice shall specify (i) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of such Certificates at the office or agency therein designated, (ii) the amount of such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, such distribution being made only upon presentation and surrender of such Certificates at the office or agency maintained for such purposes (the address of which shall be set forth in such notice).

         (d) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order set forth in Section 4.02, in the case of the Certificateholders, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of affected Regular Certificates, the Certificate Balance thereof plus (a) accrued interest thereon (or on their Notional Amount, if applicable) in the case of an affected interest-bearing Certificate, and (b) any Class P Deferred Amounts in the case of any Class P Certificates allocated to such Certificate and (ii) as to any Residual Certificates, the amount, if any, which remains on deposit in the Collection Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

         (e) In the event that any Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining such Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their

Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to the Trust Fund.

     SECTION 9.03. Additional Termination Requirements.

         (a) If any event described in Section 9.01(b) would cause the termination of the Trust Fund (as REMIC), then the Trust Fund (as REMIC) shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel, at the expense of the Servicer, to the effect that the failure to comply with the requirements of this Section will not (A) result in the imposition of taxes on a "prohibited transaction" of the Trust Fund (as REMIC), as described in Section 860F of the Code, or (B) cause the Trust Fund (as REMIC) to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) within 90 days prior to the complete liquidation of the Trust Fund (as REMIC) the Trustee shall adopt a plan of complete liquidation of the REMIC; and

            (ii) at or after the time of adoption of any such plan of complete liquidation for the Trust Fund at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund not purchased by the Servicer to the Depositor for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Trustee shall not sell any of the assets of the Trust Fund prior to the close of that calendar quarter; and

            (iii) on the date specified for final payment of the Certificates, the Trustee shall, after payment of any unreimbursed Advances, Servicing Advances, Servicing Fees or other fee compensation payable to the Servicer pursuant to this Agreement, make final distributions of principal and interest on the Certificates in accordance with Section 4.02 and distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than the cash retained to meet claims), and the Trust Fund (and the REMIC) shall terminate at that time.

         (b) By its acceptance of a Class A-R Certificate, the Holder thereof hereby agrees to accept any plan of complete liquidation adopted by the Trustee and to take such other action in connection therewith as may be reasonably required to liquidate and otherwise terminate the Trust Fund (or the REMIC).

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.01. Amendment.

         This Agreement may be amended from time to time by the Depositor, the Servicer, the Seller and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Seller or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iii), (iv) or
(v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party proposing such amendment), adversely affect in any material respect the interests of any Certificateholder; provided, however, that no such Opinion of Counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates. The Trustee, the Depositor, the Seller and the Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of the REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on the REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or
(iii) comply with any other requirements of the Code, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

         This Agreement may also be amended from time to time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party preparing such amendment, to the effect that such amendment will not cause the imposition of any tax on the REMIC or the Certificateholders or cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

     SECTION 10.02. Recordation of Agreement; Counterparts.

         This Agreement (other than Schedule I) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at its expense, but only upon direction by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 10.03. Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 10.04. Intention of Parties.

         It is the express intent of the Depositor and the Trustee that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, an absolute sale thereof. It is, further, not the intention of the Depositor and the Trustee that such conveyance be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the Depositor and the Trustee, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this

Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

         The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

     SECTION 10.05. Notices.

         (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

         1. Any material change or amendment to this Agreement;

         2. The occurrence of any Event of Default that has not been cured;

         3. The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

         4. The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02 and 2.03; and

         5. The final payment to Certificateholders.

         In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

         1. Each report to Certificateholders described in Section 4.06;

         2. Each annual statement as to compliance described in Section 3.16;

         3. Each annual independent public accountants' servicing report described in Section 3.17; and

         4. Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

         All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10055, Attention: President; (ii) in the case of the Trustee, the Corporate Trust Office of the Trustee, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee; (iii) in the case of First Nationwide, First Nationwide Mortgage Corporation, 5280 Corporate Drive, Mail Code 22-528-0020, Frederick, Maryland 21701, Attention: John P. Jukoski, Jr., First Vice-President--Secondary Marketing (with a copy to First Nationwide Mortgage Corporation, 5280 Corporate Drive,

Mail Code 22-528-0021, Frederick, Maryland 21701, Attention: Stephen E. Simcock, Esq., Senior Vice President and Chief Counsel) or such other address as may be hereafter furnished in writing to the Depositor and the Trustee by First Nationwide; (iv) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Christine Lachnicht; and (v) in the case of S&P, Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, NY 10041,
Attention: Office of General Counsel. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid.

     SECTION 10.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.07. Assignment.

         Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.02 and 6.04, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor.

     SECTION 10.08. Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.09. Certificates Nonassessable and Fully Paid.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

     SECTION 10.10. Protection of Assets.

         Except for transactions and activities entered into in connection with the securitization that is the subject of this agreement, the trust created by this agreement is not authorized and has no power to:

         (i) borrow money or issue debt;

         (ii) merge with another entity, reorganize, liquidate or sell assets;
     or

         (iii) engage in any business or activities.

         Each party to this agreement agrees that it will not file an involuntary bankruptcy petition against the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

     IN WITNESS WHEREOF, the Depositor, the Trustee, the Seller and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                 CREDIT SUISSE FIRST BOSTON MORTGAGE
                                       SECURITIES CORP.,
                                       as Depositor


                                 By:   /s/ Kari Roberts
                                      -------------------------------
                                       Name: Kari Roberts
                                       Title:   Vice President


                                 BANK ONE, NATIONAL ASSOCIATION,
                                       as Trustee


                                 By:  /s/ Mary Fonti
                                      -------------------------------
                                       Name: Mary Fonti
                                       Title:   Vice President


                                 FIRST NATIONWIDE MORTGAGE CORPORATION,
                                       as Seller and Servicer


                                 By:  /s/ John P. Jukoski Jr.
                                      -------------------------------
                                       Name: John P. Jukoski Jr.
                                       Title:   First Vice President

                                    EXHIBIT A

                          [FORM OF CLASS A CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                :

Cut-off Date                                   :

First Distribution Date                        :

Initial Certificate Principal Balance
of this Certificate
("Denomination")                               :

Initial Certificate Principal Balances
of all Certificates
of this Class                                  :

CUSIP                                          :

Pass-Through Rate                              :

Maturity Date                                  :

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
              Credit Suisse First Boston Mortgage Securities Corp.,
          FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5
                                 Class [_]-A-[_]

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 2001 (the "Agreement") among the Depositor, First Nationwide Mortgage Corporation, as seller (in such capacity, the "Seller") and as servicer (in such capacity, the "Servicer"), and Bank One, National Association, as trustee (in such capacity, the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September 27, 2001.

                                           BANK ONE, NATIONAL ASSOCIATION,
                                           as Trustee

                                           By
                                             -----------------------------------

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

BANK ONE, NATIONAL ASSOCIATION,
as Trustee

By
  --------------------------------
       Authorized Signatory

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
              Credit Suisse First Boston Mortgage Securities Corp.,
          FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5
                                 Class [_]-A-[_]

     This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the [21st][25th][third business day after the 25th] day of each month, or, if such [21st][25th][third business day after the 25th] day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last day of the calendar month preceding the month in which such Distribution Date occurs.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicer, the Seller, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. Unless the optional termination of the Trust occurs, then the obligations and responsibilities created by the Agreement will terminate upon the later of (i) twelve months after the maturity of the last Mortgage Loan remaining in the Trust Fund or (ii) the liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and (iii) the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
Dated:

                                   ---------------------------------------------
                                   Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number_________________, or, if mailed by check, to ____________________
________________________________________________________________________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________
_______________________________________________________________________________.


This information is provided by, the assignee named above, or, as its agent.

                                    EXHIBIT B

                          [FORM OF CLASS B CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). Any resale or transfer of this certificate without registration thereof under the act may only be made in a transaction exempted from the registration requirements of the act and in accordance with the provisions of the agreement referred to herein.]

[NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PERSON ACTING ON BEHALF OF THAT PLAN, OR USING THE ASSETS OF THAT PLAN TO EFFECT THAT TRANSFER, OR (B) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OF ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

Certificate No.                                :

Cut-off Date                                   :

First Distribution Date                        :

Initial Certificate Principal Balance
of this Certificate
("Denomination")                               :

Initial Certificate Principal Balances
of all Certificates
of this Class                                  :

CUSIP                                          :

Pass-Through Rate                              :

Maturity Date                                  :

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
              Credit Suisse First Boston Mortgage Securities Corp.,
          FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5
                               Class [__]-B- [__]

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that Credit Suisse First Boston Corporation is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 2001 (the "Agreement") among the Depositor, First Nationwide Mortgage Corporation, as seller (in such capacity, the "Seller") and as servicer (in such capacity, the "Servicer"), and Bank One, National Association, as trustee (in such capacity, the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     [No transfer of this Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit or other plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate is permissible under applicable local law, will not result in the assets of the trust being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Depositor, the Trustee, or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.]

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September 27, 2001.

                                            BANK ONE, NATIONAL ASSOCIATION,
                                            as Trustee

                                            By
                                               ---------------------------------

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

BANK ONE, NATIONAL ASSOCIATION,
as Trustee

By
  --------------------------
    Authorized Signatory

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
              Credit Suisse First Boston Mortgage Securities Corp.,
          FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5
                               Class [__]-B- [__]

     This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the [21st][25th] day of each month, or, if such [21st][25th] day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last day of the calendar month preceding the month in which such Distribution Date occurs.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future

Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicer, the Seller, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. Unless the optional termination of the Trust occurs, then the obligations and responsibilities created by the Agreement will terminate upon the later of (i) twelve months after the maturity of the last Mortgage Loan remaining in the Trust Fund or (ii) the liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and (iii) the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
Dated:

                                   ---------------------------------------------
                                   Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number _________________, or, if mailed by check, to ___________________
________________________________________________________________________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________
________________________________________________________________________________


This information is provided by, the assignee named above, or, as its agent.

                                    EXHIBIT C

                         [FORM OF CLASS AR CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PERSON ACTING ON BEHALF OF THAT PLAN, OR USING THE ASSETS OF THAT PLAN TO EFFECT THAT TRANSFER, OR (B) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                                :     R - [__]

Cut-off Date                                   :

First Distribution Date                        :

Initial Certificate Principal Balance
of this Certificate
("Denomination")                               :     $

Initial Certificate Principal Balances
of all Certificates
of this Class                                  :     $

CUSIP                                          :

Pass-Through Rate                              :

Maturity Date                                  :

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
              Credit Suisse First Boston Mortgage Securities Corp.,
          FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5
                                    Class AR

          evidencing a percentage interest in the distributions allocable to the Certificates of the above referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that Bank One, National Association is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 2001 (the "Agreement") among the Depositor, First Nationwide Mortgage Corporation, as seller (in such capacity, the "Seller") and as the servicer (in such capacity, the "Servicer"), and Bank One, National Association, as trustee (in such capacity, the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class AR Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

     No transfer of a Class AR Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited

Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, or (iii) in the case of any such Class AR Certificate presented for registration in the name of an employee benefit or other plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class AR Certificate is permissible under applicable local law, will not result in the assets of the trust being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Class AR Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

     Each Holder of this Class AR Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class AR Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class AR Certificate may be transferred without delivery to the Trustee of a transfer affidavit of the initial owner or the proposed transferee in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class AR Certificate must agree to require a transfer affidavit from any other person to whom such person attempts to Transfer its Ownership Interest in this Class AR Certificate as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class AR Certificate must agree not to transfer an Ownership Interest in this Class AR Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class AR Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September 27, 2001.

                                             BANK ONE, NATIONAL ASSOCIATION,
                                             as Trustee

                                             By
                                               ---------------------------------

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

BANK ONE, NATIONAL ASSOCIATION,
as Trustee

By
  ------------------------------
     Authorized Signatory

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
              Credit Suisse First Boston Mortgage Securities Corp.,
          FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5
                                    Class AR

     This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 21st day of each month, or, if such 21st day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last day of the calendar month preceding the month in which such Distribution Date occurs.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future

Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicer, the Seller, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. Unless the optional termination of the Trust occurs, then the obligations and responsibilities created by the Agreement will terminate upon the later of (i) twelve months after the maturity of the last Mortgage Loan remaining in the Trust Fund or (ii) the liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and (iii) the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ________________, or, if mailed by check, to ____________________
________________________________________________________________________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________
________________________________________________________________________________


This information is provided by, the assignee named above, or, as its agent.

                                    EXHIBIT D

                      [FORM OF NOTIONAL AMOUNT CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

AMOUNTS DISTRIBUTABLE TO THIS CERTIFICATE MAY BE PAID TO CERTAIN OTHER CERTIFICATES AS REIMBURSEMENT FOR ALLOCATED REALIZED LOSSES.

Certificate No.                                :

Cut-off Date                                   :

First Distribution Date                        :

Initial Notional Amount of this Certificate ("Denomination") :

Initial Class Notional Amount of
all Certificates of this Class      :
Percentage Interest                            :

CUSIP                                          :

Pass-Through Rate                              :

Maturity Date                                  :

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
              Credit Suisse First Boston Mortgage Securities Corp.,
          FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5
                                    Class I-X

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 2001 (the "Agreement") among the Depositor, First Nationwide Mortgage Corporation, as seller (in such capacity, the "Seller") and as servicer (in such capacity, the "Servicer"), and Bank One, National Association, as trustee (in such capacity, the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September 27, 2001.

                                         BANK ONE, NATIONAL ASSOCIATION,
                                         as Trustee

                                         By
                                           -------------------------------------

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

BANK ONE, NATIONAL ASSOCIATION,
as Trustee

By
  --------------------------------
       Authorized Signatory

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
              Credit Suisse First Boston Mortgage Securities Corp.,
          FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5
                                    Class I-X

     This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 21st day of each month, or, if such 21st day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last day of the calendar month preceding the month in which such Distribution Date occurs.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future

Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicer, the Seller, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. Unless the optional termination of the Trust occurs, then the obligations and responsibilities created by the Agreement will terminate upon the later of (i) twelve months after the maturity of the last Mortgage Loan remaining in the Trust Fund or (ii) the liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and (iii) the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


--------------------------------------------------------------------------------
Dated:

                                    --------------------------------------------
                                    Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ____________, or, if mailed by check, to ________________________
________________________________________________________________________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________
________________________________________________________________________________



This information is provided by, the assignee named above, or, as its agent.

                                    EXHIBIT E

                      [FORM OF PRINCIPAL ONLY CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE WILL NOT RECEIVE ANY DISTRIBUTIONS OF INTEREST.

Certificate No.                                :

Cut-off Date                                   :

First Distribution Date                        :

Initial Certificate Principal Balance
of this Certificate
("Denomination")                               :

Initial Certificate Principal Balances
of all Certificates of this Class              :

CUSIP                                          :

Pass-Through Rate                              :

Maturity Date                                  :

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
              Credit Suisse First Boston Mortgage Securities Corp.,
          FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5
                                     Class P

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 2001 (the "Agreement") among the Depositor, First Nationwide Mortgage Corporation, as seller (in such capacity, the "Seller") and as servicer (in such capacity, the "Servicer"), and Bank One, National Association, as trustee (in such capacity, the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September 27, 2001.

                                          BANK ONE, NATIONAL ASSOCIATION,
                                          as Trustee

                                          By
                                            ------------------------------------

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

BANK ONE, NATIONAL ASSOCIATION,
as Trustee

By
  -----------------------------
     Authorized Signatory

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
              Credit Suisse First Boston Mortgage Securities Corp.,
          FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5
                                     Class P

     This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 21st day of each month, or, if such 21st day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last day of the calendar month preceding the month in which such Distribution Date occurs.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future

Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicer, the Seller, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. Unless the optional termination of both the Trust occurs, then the obligations and responsibilities created by the Agreement will terminate upon the later of (i) twelve months after the maturity of the last Mortgage Loan remaining in the Trust Fund or (ii) the liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and (iii) the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


--------------------------------------------------------------------------------
Dated:

                                   ---------------------------------------------
                                   Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to ______________________
________________________________________________________________________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________
________________________________________________________________________________


This information is provided by, the assignee named above, or, as its agent.

                                    EXHIBIT F

                         [FORM OF REVERSE CERTIFICATES]

                                    EXHIBIT G

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Servicers]

[Seller]

         Re: The Pooling and Servicing Agreement dated as of September 1, 2001, among the Depositor, First Nationwide Mortgage Corporation, as seller and servicer, and Bank One, National Association, as trustee, FNT Mortgage Pass-Through Certificates, Series 2001-5

Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in each Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

     (i) the original Mortgage Note, endorsed as provided in the following form:
"Pay to the order of ________, without recourse"; and

     (ii) a duly executed Assignment of the Mortgage (which may be included in a blanket assignment or assignments).

     Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Mortgage Loan.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on either Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                     BANK ONE, NATIONAL ASSOCIATION,
                                     as Trustee


                                     By:
                                        --------------------------------------
                                        Authorized Representative

                                    EXHIBIT H

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Servicers]

[Seller]

         Re: The Pooling and Servicing Agreement dated as of September 1, 2001, among the Depositor, First Nationwide Mortgage Corporation, as seller and servicer, and Bank One, National Association, as trustee, FNT Mortgage Pass-Through Certificates, Series 2001-5

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in each Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

     (i) the original Mortgage Note, endorsed in the form provided in Section 2.01(b) of the Pooling and Servicing Agreement, with all intervening endorsements, and including any riders to the Mortgage Note, showing a complete chain of endorsement from the originator to the last named endorsee;

     (ii) with respect to any Lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

     (iii) the original of any guarantee executed in connection with the Mortgage Note (if any);

     (iv) the original Mortgage with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the related Seller indicating that such Mortgage has been delivered for recording;

     (v) the originals of all assumption, modification, consolidation or extension agreements (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to such Seller forthwith after return from such recording office), with evidence of recording thereon, if any;

     (vi) a duly executed assignment of the Mortgage in the form provided in
Section 2.01(b) of the Pooling and Servicing Agreement; provided, however, that if the Depositor has certified or the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of the Mortgage (excluding information to be provided by the recording office);

     (vii) the original of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the related Seller, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller);

     (viii) the original or duplicate original lender's title insurance policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company (or, in appropriate jurisdictions, attorney's opinion of title and abstract of title); and

     (ix) the original primary mortgage insurance certificate, if any or copy of mortgage insurance certificate.

     Based on its review and examination and only as to the foregoing documents,
(a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii), (iii), (iv), (vi),
(ix) and (x) of the definition of the "Mortgage Loan Schedule" in Article I of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on either Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                        BANK ONE, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                           ------------------------------------
                                           Authorized Representative

                                    EXHIBIT I

        [FORM OF TRANSFER AFFIDAVIT] FORM OF INVESTOR TRANSFER AFFIDAVIT
                                  AND AGREEMENT

STATE OF       )
                : ss.:
COUNTY OF      )

[NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] or [Name of Owner] (record or beneficial owner (the "Owner") of the Class AR Certificates (the "Class AR Certificates")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _______ ] [the United States], on behalf of which he makes this affidavit and agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class AR Certificates, and (iii) is acquiring the Class AR Certificates for its own account. A "Permitted Transferee" is any person other than a "disqualified organization". (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class AR Certificates to disqualified organizations under the Code; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class AR Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class AR Certificates if at any time during the taxable year of the pass-through entity a non-Permitted

Transferee is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. That the Owner is aware that the Trustee will not register the Transfer of any Class AR Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6. That the Owner has reviewed the restrictions set forth on the face of the Class AR Certificates and the provisions of Section 6.02 of the Pooling and Servicing Agreement under which the Class AR Certificates were issued. The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class AR Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

8. That the Owner's Taxpayer Identification Number is ________________.

9. That the Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

10. That no purpose of the Owner relating to the purchase of the Class AR Certificate by the Owner is or will be to impede the assessment or collection of tax.

11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

13. That no purpose of the Owner relating to any sale of the Class AR Certificate by the Owner will be to impede the assessment or collection of tax.

14. The Owner hereby agrees to cooperate with the Trustee and to take any action required of it by the Code or Treasury regulations thereunder (whether now or hereafter promulgated) in order to create or maintain the REMIC status of the Trust Fund.

15. That the Owner

         (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended

         ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

         (b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

16. The Owner hereby agrees that it will not take any action that could endanger the REMIC status of the Trust Fund or result in the imposition of tax on the Trust Fund unless counsel for, or acceptable to, the Trustee has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

17. The Owner has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Residual Certificates to permit the transferor to assess the financial capability of the Owner to pay any such taxes.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of ___________.


                                       [NAME OF OWNER]

                                       By:
                                          -------------------------------
                                          [Name of Officer]
                                          [Title of Officer]

[Corporate Seal]

ATTEST:


-----------------------
[Assistant] Secretary

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this _____ day of _______________________.

                                        ----------------------------------------
                                        NOTARY PUBLIC

                                        COUNTY OF_______________________________

                                        STATE OF________________________________

                                        My Commission expires the _____day of
                                        __________________, 20____.

                                    EXHIBIT J

                         FORM OF TRANSFEROR CERTIFICATE

                                     [date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Bank One, National Association
Corporate Trust Services Group
153 West 51st Street EQUIT-5
New York, NY 10019

          Re:  FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5

Ladies and Gentlemen:

     In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Class AR Certificate, we have no knowledge the Transferee is not a Permitted Transferee.



                                                  Very truly yours,

                                                  ---------------------------
                                                  Print Name of Transferor

                                                  By:
                                                     --------------------------
                                                     Authorized Officer

                                    EXHIBIT K

                            FORM OF INVESTMENT LETTER

                                     [date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Bank One, National Association
Corporate Trust Services Group
153 West 51st Street EQUIT-5
New York, NY 10019

         Re: FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5

Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement or using plan assets of any such plan or arrangement to effect such acquisition or (ii) we are an insurance company which is purchasing the Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.


                                           Very truly yours,


                                           ------------------------
                                           Print Name of Transferee

                                           By:
                                              -------------------------------
                                              Authorized Officer

                                    EXHIBIT L

                            FORM OF RULE 144A LETTER

                                     [date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Bank One, National Association
Corporate Trust Services Group
153 West 51st Street EQUIT-5
New York, NY 10019

         Re: FNT Mortgage-Backed Pass-Through Certificates, Series 2001-5

Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement or using plan assets of any such plan or arrangement to effect such acquisition, or (ii) we are an insurance company which is purchasing the Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and our purchase and holding of the Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of
Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act ("Rule 144A") and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2,
(g) we are aware that the sale to us is being made in reliance on Rule 144A, and (i) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.


                                           Very truly yours,


                                           ---------------------------------
                                           Print Name of Transferee

                                           By:
                                              ------------------------------
                                              Authorized Officer

                                    EXHIBIT M

                                   [RESERVED]

                                    EXHIBIT N

                                   [RESERVED]

                                   EXHIBIT O-1

                   [FORM OF COLLECTION ACCOUNT CERTIFICATION]

                                    [On file]

                                   EXHIBIT O-2

                  [FORM OF COLLECTION ACCOUNT LETTER AGREEMENT]

                                    [On file]
















                                     O-2-1

                                   EXHIBIT P-1

                     [FORM OF ESCROW ACCOUNT CERTIFICATION]

                                    [On file]


















                                     P-1-1

                                   EXHIBIT P-2

                    [FORM OF ESCROW ACCOUNT LETTER AGREEMENT]

                                    [On file]
















                                     P-2-1

                                    EXHIBIT Q

                        FORM OF MONTHLY REMITTANCE ADVICE

1)       Standard CPI Reports:

         T62C--Monthly Accounting Report
         T62E--Liquidation Report
         S50Y--Private Pool Detail Report
         S214--Summary of Paid in Full Collections
         S215--Summary of Collections
         P139--Trial Balance

2)       Standard CPI Tape Format:

         SPNB Scheduled Balance Tape
         SPNB Determination Diskette/P45K

         At such times as First Nationwide is no longer the Servicer of any Mortgage Loans under the Agreement, the Monthly Remittance Advice also shall include: (i) the aggregate Excess Servicing Fee to be remitted to First Nationwide on the Distribution Date, (ii) the aggregate Prepayment Penalties collected by the Servicer of such loans during the preceding calendar month, and
(iii) a list of the Mortgage Loans for which Prepayment Penalties are being remitted (including with respect to each related Mortgage Loan, the loan number, borrower name and dollar amount of Prepayment Penalties collected for such Mortgage Loan

                                                                      SCHEDULE I








                  (On File with Sidley Austin Brown & Wood LLP)

                                                                  EXECUTION COPY

                                   SCHEDULE II

            REPRESENTATIONS AND WARRANTIES OF THE SELLER AND SERVICER

     Representations and Warranties of First Nationwide.

         First Nationwide Mortgage Corporation hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee, as of September 27, 2001. Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement, dated as of September 1, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corporation, as depositor (the "Depositor"), First Nationwide Mortgage Corporation ("First Nationwide"), as seller and servicer and Bank One, National Association, as trustee (the "Trustee").

     (i) Due Organization and Authority. First Nationwide is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by First Nationwide, and in any event First Nationwide is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; First Nationwide has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by First Nationwide and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of First Nationwide; and all requisite corporate action has been taken by First Nationwide to make this Agreement valid and binding upon First Nationwide in accordance with its terms;

     (ii) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of First Nationwide, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by First Nationwide pursuant to the Loan Sale Agreement, dated as of September 26, 2001, (the "First Nationwide Agreement") between First Nationwide and DLJ Mortgage Capital, Inc. ("DLJMC"), are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

     (iii) No Conflicts. None of the execution and delivery of this Agreement, the Acquisition of the Mortgage Loans by First Nationwide, the sale of the

               Mortgage Loans to DLJMC or the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of First Nationwide's charter or by-laws or any legal restriction or any agreement or instrument to which First Nationwide is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which First Nationwide or its property is subject, or impair the ability of the DLJMC to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

     (iv) Ability to Service. First Nationwide is an approved seller/servicer of conventional residential mortgage loans for FNMA or FHLMC, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. First Nationwide is in good standing to sell mortgage loans to and service mortgage loans for FNMA or FHLMC, and no event has occurred, including but not limited to a change in insurance coverage, which would make First Nationwide unable to comply with FNMA or FHLMC eligibility requirements or which would require notification to either FNMA or FHLMC;

     (v) Reasonable Servicing Fee. First Nationwide acknowledges and agrees that the related Servicing Fee, as calculated at the applicable Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by First Nationwide, for accounting and tax purposes, as compensation for the servicing of the Mortgage Loans pursuant to this Agreement;

     (vi) Ability to Perform. First Nationwide does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. First Nationwide is solvent and the sale of the Mortgage Loans to the Purchaser is not undertaken to hinder, delay or defraud any of First Nationwide's creditors;

     (vii) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against First Nationwide which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of First Nationwide, or in any material impairment of the right or ability of First Nationwide to carry on its business substantially as now conducted, or in any material liability on the part of First Nationwide, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of First Nationwide contemplated herein, or which would be likely to impair materially the ability of each of First Nationwide to perform under the terms of this Agreement;

     (viii) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by First Nationwide of or compliance by First Nationwide with this Agreement or the sale of the Mortgage Loans by First Nationwide to DLJMC as evidenced by the consummation of the transactions contemplated by the First Nationwide Agreement and this Agreement, or if required, such approval has been obtained prior to the Closing Date;

     (ix) Selection Process. The Mortgage Loans were selected from among the outstanding fixed rate one- to four-family mortgage loans in First Nationwide's portfolio at the applicable Closing Date with respect to each Mortgage Loan as to which the representations and warranties set forth in Schedule III to this Agreement could be made and such selection was not made in a manner so as to affect adversely the interests of DLJMC;

     (x)       [Reserved].

     (xi) Sale Treatment. First Nationwide shall treat the disposition of the Mortgage Loans pursuant to the First Nationwide Agreement in its books and records as a sale for accounting and tax purposes;

     (xii) Financial Statements. First Nationwide has delivered to DLJMC financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of First Nationwide and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of First Nationwide since the date of First Nationwide's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

     (xiii) No Brokers' Fees. First Nationwide has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans to the DLJMC; and

     (xiv) Fair Consideration. The consideration received by First Nationwide upon the sale of the Mortgage Loans to DLJMC constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

                                  SCHEDULE III

             REPRESENTATIONS AND WARRANTIES AS TO THE MORTGAGE LOANS

     Representations and Warranties of First Nationwide with respect to the Mortgage Loans.

         First Nationwide hereby makes to the Trustee the representations and warranties set forth in this Schedule III with respect to each Mortgage Loan (as defined in the Pooling and Servicing Agreement), as of September 27, 2001 or as of such other date specified herein.

     (i) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans and the related data tapes, is complete, true and correct in all material respects as of the Cut-off Date;

     (ii) Payments Current. All payments required to be made (after taking into consideration any grace periods under the terms of each Mortgage Note) up to and including September 1, 2001 for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan has been delinquent for thirty days or more two times since the date the Mortgage Loan was originated;

     (iii) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid prior to any termination or penalty therefor, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

     (iv) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the holder of the Mortgage Loan, and which has been delivered to the Purchaser (or its designee). The substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Insurance Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related Primary Insurance Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the

               Mortgage File delivered to the Purchaser (or its designee) and the terms of which are reflected in the Mortgage Loan Schedule;

     (v) No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

     (vi) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of
               Section 3.09 of the Pooling and Servicing Agreement. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Section 3.09 of the Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's or any Subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

     (vii) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

     (viii) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

     (ix) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium project or planned unit development shall conform with the applicable underwriting standards of the Seller which were in place at the time of the origination of such Mortgage Loan, and no residence or dwelling is a mobile home or a manufactured dwelling. As of origination, no portion of the Mortgaged Property was used for commercial purposes;

     (x) Valid First Lien. The Mortgage is a valid, subsisting and enforceable and perfected first lien on the Mortgaged Property. The lien of the Mortgage is subject only to:

               (a) the lien of current real property taxes and assessments not yet due and payable;

               (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

               (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

               Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

     (xi) Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud was committed in connection with the origination of the Mortgage Loan;

     (xii) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with, provided that, with respect to improvements which can not be made as of the origination date because of weather related reasons, an escrow fund sufficient to make such improvements is held by the Seller. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

     (xiii) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loans. The Mortgage Loans are not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan to the Purchaser;

     (xiv) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either
               (A) organized under the laws of such state, (B) qualified to do business in such state or exempt from such qualification, (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

     (xv) Loan-to-Value Ratio, Primary Insurance Policy. No Mortgage Loan has a Loan-to-Value Ratio greater than 95%. The original Loan-to-Value Ratio of the Mortgage Loan either was not more than 80% or, with respect to all of the Mortgage Loans with original Loan-to-Value Ratio's greater than 80%, there is a Primary Insurance Policy in effect until the LTV of such Mortgage Loan is reduced to 80% (or at such other time as may be otherwise required by applicable law) which shall insure payment defaults, which satisfy all of FNMA's requirements therefor and which is issued by a primary mortgage insurer having a claims paying ability rating acceptable to FNMA. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has resulted, or will result in, the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Insurance Policy and to pay all premiums and charges in connection therewith. The Mortgage Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

     (xvi) Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (a), (b) and
               (c) of paragraph (x) of this Schedule III and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Rate and Scheduled Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

     (xvii) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration;

     (xviii) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

     (xix) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

     (xx) Origination; Payment Terms. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which was supervised and examined by a Federal or State authority or a mortgage banker or broker licensed or authorized to do business in the jurisdiction in which the related Mortgaged Property is located, applying the same standards and procedures used by the Seller in originating Mortgage Loans directly. The Mortgage Rate is fixed. The Mortgage
               Note is payable on the Due Date specified in the Mortgage Note in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;

     (xxi) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

     (xxii) Conformance with Underwriting Standards. All of the Mortgage Loans were underwritten in accordance with the Seller's underwriting guidelines at the time that the Mortgage Loan was originated;

     (xxiii) Occupancy of the Mortgaged Property. As of the origination date the Mortgaged Property was lawfully occupied under applicable law. As of the origination date, all inspections, licenses and certificates required by applicable law to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities if required by such authorities for the use and occupancy of the Mortgaged Property;

     (xxiv) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in
               (x) above;

     (xxv) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

     (xxvi) Acceptable Investment. The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

     (xxvii) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents set forth in
               Section 2.01(b) of the Pooling and Servicing Agreement and required to be delivered as of the Closing Date have been delivered to the Purchaser or its designee. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Section 2.01(b) of the Pooling and Servicing Agreement, except for such documents the originals of which have been delivered to the Purchaser (or its designee);

     (xxviii) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets the Seller's underwriting guidelines;

     (xxix) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

     (xxx) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

     (xxxi) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Scheduled Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

     (xxxii) Consolidation of Future Advances. Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

     (xxxiii) Mortgaged Property Undamaged. There is no proceeding, pending or threatened, for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

     (xxxiv) Collection Practices; Escrow Deposits. The origination and collection practices used with respect to the Mortgage Loans have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations. With respect to Mortgage Loans for which an Escrow Account is established, all escrow deposits and Escrow Payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. With respect to Mortgage Loans for which an Escrow Account is established, all Escrow Payments have been collected in full compliance with state and federal law. With respect to Mortgage Loans for which an Escrow Account is established, an escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay (subject to customary and routine accruals and adjustments) for every item which remains unpaid and has been assessed, but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note;

     (xxxv) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect, in the Mortgaged Property or in any loan and on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

     (xxxvi) Soldiers' and Sailors' Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act;

     (xxxvii) Environmental Matters. To the Seller's knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the Seller's knowledge, there is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

     (xxxviii) Prepayment Penalties. Each Mortgage Loan contains a Prepayment
               Penalty in an amount as specified in the related Mortgage or Mortgage Note.

     (xxxix) No Construction Loans. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

     (xl) No Denial of Insurance. No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, Primary Insurance Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the

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               placement of any such insurance, no unlawful commission, fee, or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller had a financial interest at the time of placement of such insurance; and

     (xli) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with FNMA guidelines for such trusts.